UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Bar Harbor Bankshares

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BAR HARBOR BANKSHARES

82 Main Street

Bar Harbor, ME 04609

April 9, 2015

Dear Shareholder:

The 2015 Annual Meeting of the Shareholders of Bar Harbor Bankshares will be held at 11:00 a.m. EDT on Tuesday, May 19, 2015, at the Bar Harbor Club located at 111 West Street in Bar Harbor, Maine.  Our directors and officers join me in inviting you to attend this meeting and the reception following. The Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed, along with the Company’s 2014 Summary Annual Report and Annual Report on Form 10-K.

The accompanying Notice of Annual Meeting of Shareholders describes matters to be acted upon at the Annual Meeting. Please give these materials your prompt attention. In addition to the formal items of business, management will report on the operations and activities of Bar Harbor Bankshares and Bar Harbor Bank & Trust, and you will have an opportunity to ask questions.

The Board of Directors has determined that an affirmative vote on the matters to be considered at the Annual Meeting is in the best interests of Bar Harbor Bankshares and its shareholders and unanimously recommends a vote “FOR” Proposals 1, 2, 3, 4 and 5. We ask that you complete, sign, date and mail promptly the enclosed proxy card in the return envelope, or use telephone or internet voting, to ensure that your shares are represented and voted at the meeting.  Shareholders who attend the Annual Meeting may withdraw their proxy and vote in person if they wish to do so. Your vote is extremely important, so please act at your earliest convenience.

We look forward to seeing you on May 19, 2015.  Please join us for the reception even if you are unable to attend the business meeting.

Very truly yours,

/s/ Curtis C. Simard

Curtis C. Simard

President and

Chief Executive Officer

Enclosures

BAR HARBOR BANKSHARES

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 19, 2015

     Notice is hereby given that the Annual Meeting of the Shareholders of Bar Harbor Bankshares (the “Annual Meeting”) will be held at the Bar Harbor Club at 111 West Street in Bar Harbor, Maine, on Tuesday, May 19, 2015, at 11:00 a.m. EDT to consider and act upon the following proposals:

1.

Election of 12 persons to serve as directors for a term of one year;

2.

Approval of a non-binding, advisory resolution on the compensation of the Named Executive Officers (“Say on Pay”);

3.

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015;

4.

Approval of the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2015;

5.

Approval of an amendment to our Articles of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance from 10,000,000 shares to 20,000,000; and

6.

Consideration of any other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 24, 2015 as the record date for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”).  Only shareholders of record of the Company’s common stock at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Your vote is important.  You are urged to sign and return the enclosed proxy in the postage prepaid envelope as promptly as possible whether or not you plan to attend the meeting in person. You may also deliver your vote by telephone or Internet by following the instructions on your proxy card or voting instructions form.   Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, provided that you withdraw your proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder.

A list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder of Bar Harbor Bankshares at any time prior to or during the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Marsha C. Sawyer

Marsha C. Sawyer, Clerk

April 9, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2015

The proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our 2014 Summary Annual Report are available free of charge on the Shareholder Relations section of our website www.bhbt.com.

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TABLE OF CONTENTS

Page
INFORMATION ABOUT THE ANNUAL MEETING	1
PROPOSAL 1 — ELECTION OF DIRECTORS	4
Vote Required	4
Our Recommendation	4
PROPOSAL 2 — NON-BINDING, ADVISORY RESOLUTION ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	5
Vote Required	5
Our Recommendation	5
PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM — INFORMATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	6
Vote Required	6
Our Recommendation	6
PROPOSAL 4 — APPROVAL OF THE BAR HARBOR BANKSHARES AND SUBSIDIARIES EQUITY INCENTIVE PLAN OF 2015	8
Vote Required	8
Our Recommendation	8
PROPOSAL 5 — APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK	16
Vote Required	16
Our Recommendation	16
Overview	16
Purpose and Background	16
Rights of Additional Authorized Shares	17
Effect of Proposed Amendment	17
DIRECTORS AND EXECUTIVE OFFICERS	18
Directors and Nominees	18
Executive Officers	18
Business Experience	19
Director Nominees	19
Current Directors Who are Not Standing for Reelection	21
Executive Officers	22
CORPORATE GOVERNANCE	23
Board of Directors	23
Board Independence	23
Board Leadership Structure and Risk Oversight	23
Committees	24
Compensation Committee Interlocks and Insider Participation	26

COMPENSATION OF EXECUTIVE OFFICERS	26
Compensation Committee Report	26
Compensation Discussion and Analysis	26
Executive Compensation Tables	39
COMPENSATION OF DIRECTORS	54
2014 Director Compensation	55
VOTING SECURTIES AND PRINCIPAL HOLDERS THEREOF SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCHOLDER MATTERS	56
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	58
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	59
Transactions with Management and Others	59
Indebtedness of Management	59
OTHER MATTERS	60
Code of Ethics	60
Financial Statements	60
Nominations by Shareholders and Other Shareholder Proposals	60
Communication with Board of Directors	61
Other Matters	61
APPENDIX A – REPORT OF THE AUDIT COMMITTEE
APPENDIX-B – BAR HARBOR BANKSHARES AND SUBSIDIARIES EQUITY INCENTIVE
APPENDIX C – ARTICLES OF AMENDMENT

BAR HARBOR BANKSHARES

82 Main Street

Bar Harbor, ME

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD TUESDAY, MAY 19, 2015

PROXY STATEMENT

Information About the Annual Meeting

General

This proxy statement is furnished to the shareholders of Bar Harbor Bankshares (the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) for use at the Annual Meeting. The Annual Meeting will be held on Tuesday, May 19, 2015, at 11:00 a.m. EDT at the Bar Harbor Club located at 111 West Street in Bar Harbor, Maine. The official Notice of the Annual Meeting of Shareholders accompanies this Statement. A Form of Proxy for use at the meeting and a return envelope for the proxy are enclosed.

The Notice of Annual Meeting, proxy statement, and proxy card were first mailed to the Company’s shareholders on or about April 9, 2015 to solicit proxies for the Annual Meeting.

In absence of specific instructions to the contrary, shares represented by properly executed proxies received by the Company, including unmarked proxies, will be voted “FOR” Proposals 1, 2, 3, 4 and 5.  Except for procedural matters incidental to the conduct of the Annual Meeting, the Board does not know of any matters other than those described in the Notice of Annual Meeting of Shareholders that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board.

Record Date; Quorum

Only shareholders of record as of March 24, 2015 will be entitled to notice of, to attend, and to vote at, the Annual Meeting. As of the Record Date, 5,958,627 shares of the Company’s common stock, $2.00 par value, were outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of the holders of not less than a majority of the shares entitled to vote at any meeting will constitute a quorum.  If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

Voting Rights

Each share is entitled to cast one vote for each matter to be voted on at the Annual Meeting. Cumulative voting is not permitted.

Required Vote

Proposal 1: Election of Directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Proposal 2: Approval of a Non-binding Advisory Resolution on the Compensation of the Named Executive Officers.  The approval of this proposal will require that a majority of votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote be cast “FOR” this proposal.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The approval of this proposal will require that a majority of votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote be cast “FOR” this proposal.

Proposal 4: Approval of the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2015.  The approval of the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2015 will require that a majority of votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote be cast “FOR” this proposal.

Proposal 5: Approval of an Amendment to the Company’s Articles of Incorporation to Increase the Authorized Shares of Common Stock.  The approval of the amendment will require that a majority of all the votes entitled to be cast on this proposal be voted “FOR” the proposal.

Effect of Broker Non-Votes and Abstentions

A broker non-vote occurs when a broker or other nominee holder, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not provided specific voting instructions to the broker or other nominee holder. Brokers who hold their customers’ shares in “street name” may, under the applicable rules of the exchange and other self-regulatory organizations of which the brokers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which typically include the ratification of the appointment of our independent registered public accounting firm. The election of directors is no longer considered “routine.” Proposals 1, 2, 4 and 5 are considered “non-routine” and Proposal 3 is considered “routine.”

The inspector of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  Abstentions, if they occur in connection with Proposals 1, 2, 3, 4 or 5, will not, in the case of Proposals 1, 2 and 3, be counted as “votes” and will have no effect on the proposals. However, abstentions will have the effect of votes against Proposals 4 and 5.

Broker non-votes, if they occur in connection with Proposals 1, 2, 3, 4 or 5, will not, in the case of Proposals 1, 2, 3 and 4, be counted as votes and will have no effect on the proposals.  However, broker non-votes will have the effect of votes against Proposal 5.

Voting Procedures

Voting by Mail.   Shareholders can ensure that their shares are voted at the Annual Meeting by completing, signing, dating and mailing the enclosed proxy card in the enclosed, postage prepaid envelope.

Voting by Telephone or the Internet.   If you choose to vote by telephone or the Internet, instructions to do so are set forth on the enclosed proxy card.  If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by the voting deadline set forth on the proxy card.

Voting in Person.  You may attend the Annual Meeting and vote in person.

If your shares are held by a bank, broker, or other nominee, please follow the instructions provided with your proxy materials supplied by your bank or broker.

If you sign the proxy card, but do not make specific choices, the proxy will vote your shares “FOR” Proposals 1, 2, 3, 4 and 5 as set forth in the Notice of Annual Meeting of Shareholders.

If any other matters are properly presented at the Annual Meeting, the proxy will be voted with respect to any such matter by the proxy holders in accordance with the recommendations of the Board. As of the date of this proxy statement, it is not anticipated that any matters will be presented at the Annual Meeting other than those set forth in the accompanying Notice of the Annual Meeting of Shareholders.

Revocability of Proxies

Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised. Revocation may be made prior to the Annual Meeting by (i) filing a written revocation with our Company Clerk, (ii) entering a new vote over the Internet or by telephone, (iii) by submitting a duly executed proxy card bearing a later date, or (iv) by revoking the proxy personally at the Annual Meeting prior to the voting of the proxy. If your shares are held in street name, you should follow the instructions of your broker, bank or nominee regarding the revocations of proxies.

Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Solicitation of Proxies

Proxies are being solicited by the Board principally through the mail. The Board and management of the Company may also solicit proxies personally, or by telephone, e-mail, or facsimile transmission. The Company will bear the cost of soliciting proxies from its shareholders.   In addition to using the mail, proxies may be solicited by personal interview, telephone, and electronic communication.  The Company requests that bank, brokerage houses, other institutions, nominees, and fiduciaries forward their proxy soliciting material to their principals and obtain authorization for the execution of proxies.   Officers and other employees of the Company and its wholly owned bank subsidiary, Bar Harbor Bank & Trust (“BHBT”), acting on the Company’s behalf may solicit proxies personally.   The Company may pay compensation for soliciting proxies, and will, upon request pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals.   In addition, the Company has engaged Alliance Advisors to assist in the solicitation of the proxies for a fee of $6,000 plus reimbursement of customary expenses.  The entire expense of solicitation which include the costs of preparing, assembling, and mailing the proxy materials will be borne by the Company.

Obtaining an Annual Report on Form 10-K

The Company will provide without charge upon the written request of any shareholder a copy of the proxy statement and our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission (“SEC”) for the fiscal year ended December 31, 2014. Requests should be directed to Bar Harbor Bankshares, Attn:  Shareholder Relations, 82 Main Street, Bar Harbor, Maine  04609.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 19, 2015

This proxy statement, along with the our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our 2014 Summary Annual Report are available free of charge on the Shareholder Relations section of our website www.bhbt.com.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting of Shareholders, 12 director-nominees will stand for election to serve until the 2016 Annual Meeting of Shareholders and until each director’s successor is elected and qualified. Each director-nominee has consented to serve, and to the use of his or her name in this proxy statement. 11 of the 12 director-nominees currently serve on the Board with the exception of Daina H. Hill, who is a new director nominee this year.   Messrs. Carter, Hannah and Murphy, directors of the Company since 2003, 2006 and 2002, respectively, will not stand for re-election this year pursuant to the age restriction contained in our Bylaws.

The Board has determined the majority of director-nominees are “independent directors” as required in accordance with applicable laws, regulations, and NYSE MKT LLC (formerly the American Stock Exchange or “AMEX” and hereinafter “NYSE MKT”) listing requirements. The exception is director-nominee Curtis C. Simard who currently serves as President and Chief Executive Officer (“CEO”) of the Company.  Mr. Simard is not a member of the Audit, Compensation, or Governance Committees.

For additional information on each nominee, please see the section entitled “Directors and Executive Officers” located elsewhere in this proxy statement.

Vote Required

Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present or represented by proxy and entitled to vote on the election of directors. Plurality means that the individuals who receive the largest number of “FOR” votes will be elected as directors. If you do not vote for a nominee, or you indicate “WITHHOLD” for any nominee on your proxy card, your vote will not count “FOR” or “AGAINST” the nominee. You may not vote your shares cumulatively in the election of directors.  Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner.  Therefore, broker non-votes will have no effect on the vote.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE 12 PERSONS NOMINATED AS DIRECTORS IN THE PROXY.

PROPOSAL 2

NON-BINDING, ADVISORY RESOLUTION ON THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

The Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires us to provide shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, referred to as NEOs, as disclosed in this proxy statement.  This vote does not address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices, as disclosed in this proxy statement.  Shareholders requested through their 2011 vote to have the opportunity to express their opinion on the overall compensation program through this non-binding voting mechanism on an annual basis.

The Company’s NEOs in this proxy statement are Curtis C. Simard, Gerald Shencavitz, Michael W. Bonsey, Richard B. Maltz, Gregory W. Dalton and Stephen M. Leackfeldt.  Mr. Bonsey resigned from his positions effective June 13, 2014 and Mr. Maltz was appointed on September 1, 2014. The compensation of our NEOs is disclosed in the “Compensation Discussion and Analysis” section, the summary compensation table and the other related tables and narrative disclosure contained elsewhere in this proxy statement. As discussed in those disclosures, the Board believes that our executive compensation philosophy, policies, and procedures provide a strong link between each NEO’s compensation and our short- and long-term performance. The objective of our executive compensation program is to provide compensation which is competitive based on our performance and aligned with the long-term interests of our shareholders.

We are asking our shareholders to indicate their support of our NEOs’ compensation as described in this proxy statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, on an advisory basis, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, compensation tables and narrative discussion, is hereby APPROVED.

Vote Required

The approval of the non-binding, advisory resolution on the compensation of our NEOs will require that a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote be cast “FOR” this proposal. In addition, an abstention shall not constitute a vote cast and will have no effect on the vote. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Therefore, broker non-votes will have no effect on the vote.

Our  Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM –INFORMATIN ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as the Company’s principal independent registered public accounting firm for the fiscal year ending December 31, 2015. We are asking our shareholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm as a matter of good corporate governance. If the Company’s shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines such a change would be in the best interest of the Company and its shareholders.

We anticipate that a representative from KPMG LLP will be present and available to respond to questions or make a statement at the Annual Meeting.

Vote Required

The ratification of KMPG, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 will require that a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote be cast “FOR” this proposal. An abstention shall not constitute a vote cast, and will have no effect on the vote.  Broker non-votes, if any, will also have no effect on the vote.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015.

Independent Registered Public Accounting Firm Fees and Services

The reports of KPMG LLP on the Company’s consolidated financial statements as of December 31, 2014 and 2013 and for the three-year period ending on December 31, 2014, and on internal control over financial reporting as of December 31, 2014, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The following table summarizes KPMG LLP’s audit fees for 2014 and 2013, respectively:

Service	2014 ($)	2013 ($)
Audit Fees	409,500	329,000
Audit-Related Fees(1)	27,300	24,800
Tax Fees	-	-
All Other Fees	-	-
TOTAL	436,800	353,800

(1)

These services were related to an employee benefit plan audit.

Pre-Approval Policies and Procedures

The Audit Committee’s policies and procedures require the Audit Committee Chair to pre-approve all audits and non-audit services and report such pre-approvals to the Audit Committee at its next regularly scheduled meeting.

No services were rendered for financial information systems design and implementation or internal audit.

The Audit Committee has considered the compatibility of the non-audit services furnished by the Company’s auditing firm with the firm’s need to be independent.

The Audit Committee pre-approved 100% of the services performed by KPMG LLP pursuant to the policies outlined above.

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PROPOSAL 4
APPROVAL OF THE BAR HARBOR BANKSHARES AND
SUBSIDIARIES EQUITY INCENTIVE PLAN OF 2015

Upon recommendation of our Compensation and Human Resources Committee (the “Compensation Committee”), the Board has adopted the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2015 (the “2015 Plan”) for employees and directors of the Company and its subsidiaries, subject to the approval of the 2015 Plan by our shareholders at the Annual Meeting.  The Board has proposed approval of the 2015 Plan by the shareholders to replace the Bar Harbor Bankshares 2009 Equity Incentive Plan (the “2009 Plan”).  If the shareholders approve the 2015 Plan, the 2009 Plan will be frozen, and no additional awards will be granted thereunder.

The Board believes that share-based compensation can play an important role in our success by enhancing our ability to attract, retain, and motivate certain persons who make (or are expected to make) important contributions to the Company by providing such persons with an opportunity to benefit from increases in the value of a share of our common stock through the grant of certain share-based awards and thereby better aligning the interests of such persons with those of our shareholders.

The Board believes that the proposed 2015 Plan will help the Company to achieve its goals by keeping our incentive compensation program competitive with those of other similar companies.  Accordingly, the Board believes that the 2015 Plan is in the best interests of the Company and its shareholders and recommends that the shareholders approve the 2015 Plan.

This Proposal 4 is not conditioned on the approval of any other proposal.

Vote Required

The approval of the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2015 will require that a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote be cast “FOR” this proposal.  Abstentions will have the effect of votes against Proposal 4.  A broker non-vote will have no effect on the proposal.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE PROPOSED 2015 PLAN.

Equity Awards Outstanding and Available

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2014. There are no compensation plans under which equity securities may be issued that have not been approved by our shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	240,308	22.21	23,396
Equity compensation plans not approved by security holders	-	-	-
Total	240,308	22.21	23,396

Principles of the 2015 Plan

The 2015 Plan is intended to provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its shareholders and other important stakeholders.  In addition, the 2015 Plan is intended to provide a means of attracting, retaining, and motivating employees, officers, and directors. To this end, the 2015 Plan provides for the grant of options, share appreciation rights, restricted shares, restricted share units, and cash bonus awards.  Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof.  Options granted under the 2015 Plan may be incentive stock options or non-statutory stock options, except that incentive stock options may only be granted to employees.

Summary of the 2015 Plan

The following description of certain features of the 2015 Plan is intended to be a summary only.  The summary is qualified in its entirety by the full text of the 2015 Plan, which is attached hereto as Appendix B and which is incorporated by reference into this proposal.

2015 Plan Administration. The 2015 Plan shall be administered by the Compensation Committee, and the Compensation Committee determines all terms of awards under the 2015 Plan.  The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2015 Plan.  In addition, the Compensation Committee interprets the 2015 Plan.  Each member of the Compensation Committee shall be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and, for so long as our common stock is listed on the NYSE MKT, an “independent director” within the meaning of the NYSE MKT listing requirements.

Eligibility. All employees and directors of the Company and its subsidiaries are eligible to participate in the 2015 Plan, subject to the discretion of the Compensation Committee.  As of March 24, 2015, the number of individuals potentially eligible to participate in the 2015 Plan is approximately 240 persons.

Stock Authorization and Limitations.  Subject to adjustment for stock splits, stock dividends, and similar events, the maximum number of shares of common stock that may be issued under the 2015 Plan is two hundred eighty thousand (280,000) shares of common stock.  The shares issued under the 2015 Plan may be authorized but unissued shares or shares reacquired by the Company.  Any of the shares reserved and available for issuance under the 2015 Plan may be used for any type of award under the 2015 Plan, and any or all of the shares reserved for issuance under the 2015 Plan shall be available for issuance pursuant to incentive stock options.

If any award shall for any reason expire or otherwise terminate or be settled in cash in lieu of shares of common stock, in whole or in part, without having been exercised or settled in full, the shares not acquired under such award shall revert to and again become available for issuance under the 2015 Plan.  Notwithstanding the foregoing, the number of shares available for issuance under the 2015 Plan shall not be increased by the number of shares (i) tendered, withheld, or subject to an award surrendered in connection with the purchase of shares upon exercise of an option, (ii) that were not issued upon the net settlement or net exercise of a common stock-settled stock appreciation right, (iii) deducted or delivered from payment of an award in connection with the Company’s tax withholding obligations, or (iv) purchased by the Company with proceeds from option exercises.

The maximum number of shares that may be granted to any one individual for any calendar year shall not exceed 20,000 shares of common stock (subject to adjustment for stock splits and similar events).

The maximum amount that may be paid to any one individual as a cash-denominated performance-based award (whether or not cash-settled) for a performance period of 12 months or less is $1,000,000 and as a cash-denominated performance-based award (whether or not cash-settled) for a performance period of greater than 12 months is $1,000,000.

Fair Market Value Determination.  For so long as the common stock remains listed on the NYSE MKT (or any other established securities exchange), the fair market value of a share of common stock will be the closing price for a share as quoted on such exchange for such date.  If there is no reported closing price on such date, the fair market value of a share of common stock will be the closing price of the stock on the next preceding date for which such quotation exists.  On March 24, 2015, the record date, the closing price of the Company’s common stock as reported on the NYSE MKT was $32.85 per share.  If the common stock is not listed on an established securities exchange, the Compensation Committee will determine the fair market value by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.

Options.  The Compensation Committee may grant options under the 2015 Plan, which may be either incentive stock options (within the meaning of Section 422 of the Code) or non-statutory stock options.  Incentive stock options may only be granted to employees of the Company or a corporate subsidiary.  Options granted under the 2015 Plan will be non-statutory stock options if they (i) fail to qualify as incentive stock options, (ii) are granted to a person not eligible to receive incentive stock options under the Code, or (iii) otherwise so provide.  Non-statutory stock options may be granted to persons eligible to receive incentive stock options, directors, and other key persons.

The Compensation Committee has authority to determine the terms of options granted under the 2015 Plan.  Options shall be granted with an exercise price that is not less than the fair market value of the shares of common stock on the date of grant.  The term of each option shall be fixed by the Compensation Committee and may not exceed 10 years from the date of grant.  The Compensation Committee shall determine at what time or times each option may be exercised subject to the terms of the 2015 Plan regarding exercise in the event of death, disability, or separation from service. Options may be made exercisable in installments.  In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2015 Plan is transferable by the grantee other than by will or by the laws of descent and distribution, and options may be exercised during the grantee’s lifetime only by the grantee.

Options granted under the 2015 Plan may be exercised for cash or, if permitted by the Compensation Committee, by transfer to the Company of our shares of common stock that are not then subject to restrictions, or, if permitted by applicable laws and regulations, according to a deferred payment arrangement with an adequate rate of interest charged at the applicable federal rate.

To qualify as incentive stock options, options must meet additional federal tax requirements, including without limitation a $100,000 limit on the value of shares subject to incentive stock options which first become exercisable in any one calendar year.

Stock Appreciation Rights.  The Compensation Committee may grant stock appreciation rights under the 2015 Plan.  Upon exercise of a stock appreciation right, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of common stock over the fair market value on the grant date of one share of common stock.  The total appreciation available to a grantee from any exercise of stock appreciation rights shall be equal to the number of stock appreciation rights being exercised, multiplied by the amount of appreciation per stock appreciation right determined under the preceding sentence.  This amount may be paid in cash, in common stock, with a Company note, or a combination thereof, as determined by the Compensation Committee.

Restricted Stock.  The Compensation Committee may grant shares of common stock to any participant subject to such conditions and restrictions as the Compensation Committee may determine.  The vesting period shall be determined by the Compensation Committee.  Generally, if the participant separates from service prior to vesting, the participant will forfeit his or her award of restricted stock.

Restricted Stock Units.  The Compensation Committee may grant restricted stock units to any participant subject to such conditions and restrictions as the Compensation Committee may determine.  The vesting period shall be determined by the Compensation Committee.  Generally, if the participant separates from service prior to vesting, the participant will forfeit his or her award of restricted stock units.  Upon vesting, the restricted stock units shall be settled in shares of common stock, cash, or a combination thereof as soon as administratively feasible but in no event later than two and one half months following the close of the year during which the restricted stock units vest in accordance with Section 409A of the Code.

Performance-Based Awards.  The Compensation Committee may grant performance-based awards, ultimately payable in shares of common stock, cash, other awards, or a combination thereof, in such amounts and upon such terms as determined by the Compensation Committee.  Each grant of a performance-based award will have an initial cash value or an actual or target number of shares of common stock that is established by the Compensation Committee at the time of grant.

The 2015 Plan is designed to permit the Compensation Committee to grant awards to covered executive officers that will constitute qualified performance-based compensation for purposes of Section 162(m) of the Code.  Section 162(m) of the Code limits publicly-held companies to an annual deduction for U.S. federal income tax purposes of $1,000,000.00 for compensation paid to each of their chief executive officer and their three highest compensated executive officers (other than the chief financial officer) determined at the end of each year, referred to as covered employees.  However, performance-based compensation is excluded from this limitation.  The 2015 Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code, but it is not required under the 2015 Plan that awards qualify for this exception.

To qualify as performance-based: (i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (ii) the performance goal under which compensation is paid must be established by a committee of the Board, such as the Compensation Committee, comprised solely of two or more directors who qualify as outside directors for purposes of the exception; (iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders before payment is made in a separate vote; and (iv) the relevant committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.  The Compensation Committee will also have the discretion to adjust awards that are intended to qualify as performance-based compensation, either on a formula or discretionary basis, or on any combination thereof, as the Compensation Committee determines in a manner consistent with the requirements of Section 162(m) of the Code for deductibility.

Performance Measures. The 2015 Plan gives the Compensation Committee authority to set the performance period and performance goals in its discretion that, depending on the extent to which they are met, will determine the value/and or number of performance-based awards paid to a grantee thereof.  The performance goals generally will be based on one or more of the performance measures described below.

Under the 2015 Plan, the Compensation Committee may use one or more of the following performance measures, with or without adjustment (including pro forma adjustments), in establishing performance goals: (i) net earnings or net income; (ii) operating earnings; (iii) pretax earnings; (iv) earnings per share; (v) share price, including growth measures and total shareholder return; (vi) earnings before interest and taxes; (vii) earnings before interest, taxes, depreciation, and/or amortization; (viii) earnings before interest, taxes, depreciation, and/or amortization as adjusted to exclude any one or more of the following: (A) common stock-based compensation expense, (B) income from discontinued operations, (C) gain on cancellation of debt, (D) debt extinguishment and related costs, (E) restructuring, separation, and/or integration charges and costs, (F) reorganization and/or recapitalization charges and costs, (G) impairment charges, (H) merger-related events, (I) gain or less related to investments, (J) sales and use tax settlement, and (K) gain on non-monetary transactions; (ix) sales or revenue growth or targets, whether in general or by type of product, service, or customer; (x) gross or operating margins; (xi) return measures, including return on assets, capital, investment, equity, sales, or revenue; (xii) cash flow, including (A) operating cash flow, (B) free cash flow, defined as earnings before interest, taxes, depreciation, and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the performance measure specified in (viii above) less capital expenditures, (C) levered free cash flow, defined as free cash flow less interest expense, (D) cash flow return on equity, and (E) cash flow return on investment; (xiii) productivity ratios; (xiv) costs, reductions in cost, and cost control measures; (xv) expense targets; (xvi) market or market segment share or penetration; (xvii) financial ratios as provided in credit agreements of the Company and its affiliates; (xviii) working capital targets; (xix) completion of acquisitions or divestitures of businesses, companies, or assets; or (xx) any combination of the foregoing.

Results under any of the foregoing metrics may be used to measure the performance of (i) the Company and its affiliates as a whole, (ii) the Company, affiliates, or any combination thereof, or (iii) any one or more business units or operating segments of the Company and/or any affiliate, in each case as the Compensation Committee, in its sole discretion, deems appropriate.  In addition, performance under any of the metrics may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Compensation Committee in its sole discretion.

The Compensation Committee may provide in any performance-based award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (i) asset write-downs; (ii) litigation or claims, judgments, or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization or restructuring events or programs; (v) extraordinary, non-core, non-operating, or non-recurring items; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; (viii) impact of shares of stock purchased through share repurchase programs; (ix) tax valuation allowance reversals; (x) impairment expense; and (xi) environmental expense.  To the extent such inclusions or exclusions affect awards to employees that are intended to qualify as performance-based compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

Tax Withholding.  Participants in the 2015 Plan are responsible for the payment of any federal, state, or local taxes that the Company is required by law to withhold upon any exercise, vesting, or acquisition of cash and/or shares of common stock.  Subject to approval by the Compensation Committee, a participant may satisfy any federal, state, or local tax withholding obligation relating to the exercise, vesting, or acquisition of cash and/or shares of common stock under an award by any one of the following means (in addition to the Company’s right to withhold from any compensation paid to the participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold cash from the cash otherwise payable to the participant as a result of the exercise or vesting of an award; (iii) delivering to the Company owned and unencumbered shares of common stock; or (iv) pursuant to another procedure as set forth in an applicable award agreement.

Change in Control Provisions.  In the event of a “Change in Control” (as defined in the 2015 Plan) or a merger, consolidation, or similar transaction where the Company is the surviving corporation but the Company’s shares of common stock are converted or exchanged into other property by virtue of the transaction, any surviving corporation or acquiring corporation shall assume any and all awards outstanding under the 2015 Plan or may substitute similar stock awards for awards outstanding under the 2015 Plan.  In addition, the 2015 Plan provides that, in the event a participant separates from service with the Company without “cause” (other than as a result of “disability”) or the participant separates from service for “good reason” (as such terms are defined in the 2015 Plan) and the participant’s separation from service occurs in anticipation of or after a “Change in Control” (as defined in the 2015 Plan), generally such participant’s awards will automatically become fully exercisable, and the restrictions and conditions on such awards will automatically be deemed waived.

Adjustments for Stock Dividends, Stock Splits, etc.  The 2015 Plan authorizes the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2015 Plan, to the individual limitations on awards under the 2015 Plan, and to any outstanding awards to reflect stock dividends, stock splits, and similar events.

Amendments, Termination, and Repricing.  The Board may, at any time, amend, suspend, or terminate the 2015 Plan, and the Compensation Committee may, at any time, amend the 2015 Plan or amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose; however, no such action shall adversely affect the rights under any outstanding awards without the participant’s consent.  To the extent required by the Code or applicable stock exchange listing requirements, amendments to the 2015 Plan shall be subject to approval by our shareholders.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding options and stock appreciation rights may not be amended to reduce the exercise price, and the Compensation Committee may not cancel outstanding options and stock appreciation rights in exchange for cash, other awards, or awards with an exercise price that is less than the exercise price of the original option or stock appreciation right, in each case without shareholder approval.

New Plan Benefits

As of the date of this proxy statement, no grants have been made with respect to the shares of common stock to be reserved for issuance under the 2015 Plan. Both the number of shares of common stock that may be granted to employees and directors and the number of shares that would have been granted if the 2015 Plan had been in effect for the last completed fiscal year are indeterminable at this time, as such grants are subject to the discretion of the Compensation Committee.

Federal Income Tax Aspects under the Code

The following discussion is intended only to be a summary for the general information of our shareholders and is not a comprehensive description of the federal income tax laws, regulations, and policies affecting the Company and grantees of awards that may be granted under the 2015 Plan.  This summary does not address any state, local, or foreign tax consequences.  Any descriptions of the provisions of any law, regulation, or policy are qualified in their entirety by reference to the particular law, regulation, or policy.  Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary.  A participant in the 2015 Plan should not rely on this description and instead should consult his or her own tax advisor.  The 2015 Plan is not a qualified plan under Section 401(a) of the Code.

Incentive Stock Options.  The grant of an incentive stock option will not be a taxable event for the grantee or for the Company.  A grantee generally will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of the shares of common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two  years after the date of grant and for one year after the date of exercise (the “holding period requirement”).  The Company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the foregoing tax treatment, except in the case of the grantee’s death or disability, the grantee generally must be an employee of the Company or our subsidiaries from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the shares of common stock in an amount generally equal to the excess of the fair market value of the shares of common stock at the time the option was exercised over the exercise price (but not in excess of the gain realized on the sale).  The balance of the realized gain, if any, will be capital gain.  The Company will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Code and with applicable reporting requirements.

Non-statutory Stock Options. The grant of a non-statutory stock option will not be a taxable event for the grantee or the Company.  Upon exercising a non-statutory stock option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock acquired on the date of exercise.  Upon a subsequent sale or exchange of the shares of common stock acquired pursuant to the exercise of a non-statutory stock option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the non-statutory stock option was exercised).

If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2015 Plan.  Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the cash or the fair market value of the common stock received by the grantee.  The Company will be entitled to a deduction equal to the amount of any compensation income taxable to the grantee, subject to Section 162(m) of the Code and, as to stock appreciation rights that are settled in shares of common stock, if the Company complies with applicable reporting requirements.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture).  The grantee, however, may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares of common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions.  If the grantee does not make such a Section 83(b) election, the fair market value of the shares of common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse.  If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units. There are no immediate tax consequences of receiving an award of restricted stock units under the 2015 Plan.  A distribution of shares of common stock or a payment of cash in satisfaction of restricted stock units will be taxable as ordinary income when the distribution or payment is actually or constructively received by the grantee.  The amount taxable as ordinary income is the aggregate fair market value of the shares of common stock determined as of the date they are received or, in the case of a cash award, the amount of the cash payment.  If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance-Based Awards.  The award of a performance-based award will have no federal income tax consequences for the grantee or the Company.  The payment of the award is taxable to the grantee as ordinary income.  If the Company complies with applicable reporting requirements, the Company will generally be entitled to a business expense deduction in the same amount and at the same time as the grantee recognizes ordinary income.

Limitation on the Company’s Deductions. As a result of Section 162(m) of the Code, the Company’s deduction for certain awards under the 2015 Plan may be limited to the extent that a covered employee, as defined under Code Section 162(m), receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

Parachute Payments.  The vesting of any portion of any option or other award that is accelerated due to the occurrence of a separation from service due to a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code.  Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the grantee to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Registration with the SEC

If the 2015 Plan is approved by our shareholders, we will file a Registration Statement on Form S-8 relating to the 2015 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as is practicable after such approval of the 2015 Plan by our shareholders.

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PROPOSAL 5

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The Board has approved an amendment to our Articles of Incorporation, as amended (the “Articles of Incorporation”).  A summary of Proposal 5 follows.  This summary may not contain all of the information that may be important to you.  See Appendix C to this proxy statement for the form of amendment that we intend to file with the Secretary of State of the State of Maine if Proposal 5 is approved at the Annual Meeting.  The discussion in this summary of the proposed amendment is qualified in its entirety by reference to Appendix C, and we urge you to read Appendix C in its entirety.

Vote Required

The approval of the amendment to our Articles of Incorporation will require that a majority of all of the votes entitled to be cast at the Annual Meeting be cast “FOR” the proposal. Abstentions and broker non-votes will have the effect of votes against Proposal 5.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.

Overview

Our Articles of Incorporation authorize the issuance of 10,000,000 shares of our common stock, par value $2.00 per share.  On January 20, 2015, the Board unanimously adopted and approved an amendment to the Articles of Incorporation to increase the number of authorized shares of our common stock from 10,000,000 to 20,000,000, subject to shareholder approval.  The increase would result in the total number of authorized shares of all classes of stock that the Company is authorized to issue increasing from 11,000,000 to 21,000,000.

The Board believes the proposed amendment to be advisable and in the best interests of the Company and its shareholders and has directed that the amendment be submitted to the Company’s shareholders for their consideration at this Annual Meeting.

Purpose and Background

The purpose of the proposed amendment to the Articles of Incorporation is to allow us to have a sufficient number of shares of common stock authorized for issuance in connection with such corporate purposes as may, from time to time, be considered advisable by the Board.  The approval of the amendment to increase the number of shares of common stock will give us greater flexibility and avoid potential delay and expense of holding a special meeting of shareholders at a future date, should additional shares be required in connection with a corporate purpose.  The corporate purposes for which we may issue common stock could include, without limitation, issuances in connection with stock splits or stock dividends, issuances in connection with future acquisitions, issuances pursuant to equity awards granted under future equity compensation plans and issuances in connection with equity financing transactions.

There are no commitments or understandings with respect to the issuance of any of the additional shares of common stock that would be authorized by the proposed amendment to the Articles of Incorporation.

Rights of Additional Authorized Shares

Any authorized shares of our common stock, if and when issued, would be part of our existing class of common stock, and would have the same rights and privileges as the shares of common stock then outstanding.  The holders of our common stock have no preemptive rights to subscribe for or purchase any additional shares of our common stock that may be issued in the future.

Effect of Proposed Amendment

The increase in our authorized common stock will not have any immediate effect on the rights of existing shareholders.  However, to the extent that additional authorized shares may be issued in the future, other than in the case of a stock split or stock dividend, they could decrease our existing shareholders’ percentage equity ownership and could be dilutive to such holders’ voting power, as our shareholders do not have preemptive rights.  Under Maine law and the Articles of Incorporation, shareholders do not have dissenters’ or appraisal rights with respect to any proposed increase in the authorized shares of our common stock.  If this amendment is approved, the Board will determine whether, when and on what terms it may issue additional shares of common stock and any such issuance may not require further action by the shareholders.

Authorized but unissued shares could (within the limits imposed by applicable law and the rules of the NYSE MKT) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely.  Any such issuance of additional shares could be used to dilute stock ownership or voting rights of a person seeking to obtain control of the Company or to increase the voting power of persons who would support the Board in a potential takeover transaction which is opposed by the Board.  The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the authorized shares of common stock be used as a type of anti-takeover device.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Nominees

The Board currently consists of 14 members; however, Messrs. Carter, Hannah and Murphy will not stand for re-election this year under the age restrictions in our Bylaws.  Daina H. Hill is being nominated as a new director. The Board has determined that the majority of the director-nominees are “independent directors” as required in accordance with applicable laws, regulations and NYSE MKT listing requirements.  The exception is director–nominee Simard.  Mr. Simard became President and CEO of the Company on August 10, 2013.   Mr. Simard is not a member of the Audit, Compensation, or Governance Committees.

The following table sets forth for each director-nominee for election at the Annual Meeting, their name, age as of March 24, 2015 and positions with the Company or its subsidiaries, BHBT and Bar Harbor Trust Services (“BHTS”).  The terms of all current directors expire in 2015.

Name	Age	Year First Elected Director	Positions with the Company	Positions with Subsidiaries
Peter Dodge	71	2003[1]	Chairperson of the Company since 2009; Director	Director, BHBT since 1987. Chairperson of BHBT since June 2013.
Thomas A. Colwell	70	1991	Vice Chairperson of the Company since 2009; Former Chairman from May 2004 through May 2009 Director	Director, BHBT since 1991. Chairperson of BHBT from May 2004 through May 2009. Vice Chairperson of BHBT since May 2009.
Matthew L. Caras	58	2014	Director	Director, BHBT since 2014.
Martha T. Dudman	63	2003	Director	Director, BHBT since 2003. Chairman, BHTS since 2005 Director, BHTS since 2003.
Lauri E. Fernald	53	2005	Director	Director, BHBT since 2005.
Daina H. Hill	59	Nominee	Nominee	Nominee
Clyde H. Lewis	70	2005	Director	Director, BHBT since 2005.
Constance C. Shea	70	2003	Director	Director, BHBT since 2001.
Curtis C. Simard	44	2013	Director, President and CEO since August 2013	President and CEO of BHBT since June 2013. Director of BHBT since June 2013. Director of BHTS since June 2013.
Kenneth E. Smith	61	2004	Director	Director, BHBT since 2004. Director, BHTS through June 2013.
Scott G. Toothaker	52	2003	Director	Director, BHBT since 2003.
David B. Woodside	63	2003	Director	Director, BHBT since 2003.

1.

Peter Dodge served as a director of the Company from 1987 through 2000 and then again from 2003 to present.

Executive Officers

Set forth below is a list of our NEOs, including their ages and positions with us and our subsidiaries, BHBT and BHTS, all as of March 24, 2015:

Name	Age	Year First Elected Officer	Positions with the Company	Positions with Subsidiaries
Curtis C. Simard	44	2013	Director, President and CEO	President and CEO of BHBT since June 2013. Director of BHBT since June 2013. Director, BHTS since June 2013.
Gerald Shencavitz	61	1998	Executive Vice President, Chief Financial Officer and Treasurer

Executive Vice President, Chief Financial Officer, and Chief Operating Officer of BHBT since December 2007.

Chief Financial Officer, Senior Vice President, and Chief Operating Officer for BHBT from 2001 through December 2007.

Treasurer of BHTS since 2001.

Richard B. Maltz [1]	55	2014	N/A	Executive Vice President and Chief Risk Officer of BHBT since 2014.
Stephen M. Leackfeldt	58	2001	N/A	Executive Vice President of BHBT since 2011 and Senior Vice President of BHBT since 2001.
Gregory W. Dalton	55	2001	N/A	Executive Vice President of BHBT since 2011 and Senior Vice President of BHBT since 2000.
Michael W. Bonsey[2]	50	2001	N/A	Former Executive Vice President and Chief Risk Officer of BHBT.

1.

Mr. Maltz was appointed to his positions effective September 1, 2014.

2.

Mr. Bonsey resigned from his positions effective June 13, 2014.

Our Bylaws provide that the executive officers be elected annually by the Board and the President and CEO, Chairperson and Vice Chairperson, if any, shall serve at the pleasure of the Board and until their successors have been chosen and qualified. All other officers serve at the pleasure of the Board and the CEO. There are no arrangements or understanding between any of the directors, executive officers, or any other persons pursuant to which the above directors have been selected as directors or any of the above officers have been selected as officers. There are no “family relationships” as defined by the SEC, between any director, executive officer, or person nominated or chosen by us to become a director or executive officer.

Business Experience

The principal occupation and business experience for at least the last five years for each director, nominee, and executive officer is set forth below. None of the organizations discussed below, except for BHBT and BHTS, are affiliated with us.

Director Nominees

Matthew L. Caras.  Mr. Caras resides in Arrowsic, Maine.  He is an owner in Leaders LLC providing professional merger, acquisition, and advisory services principally to privately owned companies.  He is also a trained mediator and neutral negotiation facilitator.  He previously practiced law at Verrill Dana LLP located in Portland, Maine.  He is a member of the Maine Bar. In addition, he serves on the Planning Board for the Town of Arrowsic. The Company believes that given his professional background and legal expertise in commercial transactions along with his business knowledge of Cumberland and Sagadahoc counties, he provides valuable perspective to the Board as the Company expands its customer service area in Maine.

Thomas A. Colwell.  Mr. Colwell resides in Deer Isle, Maine. He is the former President of Colwell Bros. Inc. (lobster pounding) and retired from that position as of December 31, 2006. He is a director of the Lobster Institute, a past director of the Maine Lobster Pound Association and the Penobscot East Resource Center (non-profit).  His knowledge of this specialized industry and the working waterfront provides a unique understanding to the Board of this important segment of business lending for a community bank operating on the coast of Maine. He also served as Chairman of the Board of the Company for five years before becoming its Vice Chairman in 2009.

Peter Dodge.  Mr. Dodge resides in Blue Hill, Maine.  He is President, Insurance Agent, and majority owner of Peter Dodge Agency d/b/a Merle B. Grindle Agency, John R. Crooker Agency, and The Endicott Agency, providing insurance services from locations in Blue Hill, Bucksport, and Castine. He has been a member of the Board since 1987 and is the longest serving director which enables him to bring a historical, long-term perspective and leadership to the Board. He has served as Chairperson of the Company’s Loan, Audit, and Compensation Committees at various times during his tenure, before accepting the position of Chairperson of the Company in May 2009. He is past President of the Independent Insurance Agents of Maine. He has also served as Past President of George Stevens Academy and is a former board member of Blue Hill Memorial Hospital, both located in Blue Hill.

Martha T. Dudman.  Ms. Dudman resides in Northeast Harbor, Maine.  She is a fundraising consultant and published author. She is past President and General Manager of Dudman Communications Corporation and Corporate President from 1990 to 1999, operating a group of radio stations in Ellsworth and Bangor. She currently serves as Senior Counsel, GFA with Gary Friedmann & Associates effective 2011, and held the same position from 1999 to 2006, providing fundraising consulting services to nonprofits throughout the State of Maine.  She has been awarded membership in the Deborah Morton Society, recognizing women of high distinction in their careers and public service and whose leadership in civic, cultural, and social causes has been exceptional.  She serves on several non-profit boards and as President of the Northeast Harbor Library, serving in this position from 2010 through the present. She has served on the Board of Selectmen for the Town of Mount Desert since 2011.  Ms. Dudman’s extensive experience in business management, public relations, marketing and sales provide her with unique insight into the Company’s operations and challenges.

Lauri E. Fernald.  Ms. Fernald resides in Mount Desert, Maine. She is a Certified Funeral Service Practitioner, President and an owner in Jordan-Fernald headquartered in Mount Desert. She is also Managing Partner of Jordan Family Properties LLC, L.E. Fernald LLC, and 125 Franklin Street LLC, operating as real estate holding companies.  She serves on the finance committee of Hospice Volunteers of Hancock County, is Treasurer of the Parish of St. Mary and St. Jude Episcopal Church of Northeast Harbor, and Chair of Maine Coast Healthcare Foundation.   She is also a member of the Woodbine Cemetery Association of Ellsworth, the Brookside Cemetery Corp. of Mount Desert and Maine Community Foundation Hancock County Committee. Because of her commercial and community service experience, she brings a depth of knowledge to the Board about the markets in which the Company operates.

Daina H. Hill. Ms. Hill resides in Lincolnville, Maine.   She has been the owner of the Inn at Sunrise Point located in Lincolnville since 2008.   She is a retired practicing attorney specializing in the field of banking and financial services.   Before relocating to Maine she was employed as General Counsel and Managing Director of U.S. Trust Corporation, U.S. Trust Company of New York and U.S. Trust Company N.A. from May 2002 through October 2006.   Prior to her time at U. S. Trust she served as Vice President and a senior and division general counsel at Citibank N.A. from 1987 to 2002 in its Emerging Markets and then its Private Banking Division. She serves on the Town of Lincolnville’s Budget Committee, is a Director at Home Counselors Inc., a private not-for-profit, a Director of the Penobscot Bay Chamber of Commerce, and a member of the Lincolnville Business Group. The Board believes her hospitality background along with her legal background in the financial services industry will provide valuable guidance to the Board as we continue to grow.

Clyde H. Lewis.  Mr. Lewis resides in Sullivan, Maine.  He retired in February 2012 as Vice President, General Manager, and an owner in Morrison Chevrolet Inc., of Ellsworth. He previously served as a member of the Executive Board of the Downeast Family YMCA, as President of the Ellsworth Chamber of Commerce, and past Master of the Lygonia Masonic Lodge.   He is a member of the Anah Temple and Hancock County Shrine Clubs and holds the Assistant Treasurer Chair for the Mount Desert Island Lions Club. He also currently serves as Chairman of the Planning Board for the Town of Sullivan. His business acumen and his knowledge of and contacts with residents and customers from the large geographic area surrounding Ellsworth brings unique market intelligence to the Board.

Constance C. Shea.  Mrs. Shea resides in Mount Desert, Maine.   She is a Real Estate Broker and a former owner in Sylvia Shea, Inc. d/b/a Lynam Real Estate Agency, Bar Harbor, Maine. Mrs. Shea is also the owner of a commercial real estate property located in Bar Harbor. She serves as a member of the Investment Committee of the YWCA MDI located in Bar Harbor, Maine.  She has been involved with the real estate brokerage business since 1989. Her perspective of year-round and seasonal real estate markets provides valuable insights into real estate trends in our major markets, especially Mount Desert Island, which is important to the activities of the Director’s Loan Committee.

Curtis C. Simard.  Mr. Simard resides in Mount Desert, Maine.  He was elected President and CEO of BHBT on June 17, 2013 and assumed the responsibilities of President and CEO of the Company on August 10, 2013 following the retirement of Mr. Murphy.  Prior to joining the Company, he served as Senior Vice President and Managing Director of Corporate Banking for TD Bank. He was with TD Bank and its predecessor companies starting in 2002. He also was affiliated with First New Hampshire Bank and its successor, Citizens Bank from 1992 to 2002 working on various business initiatives.  He serves as a Trustee of the Abbe Museum and is a Corporator of Maine Coast Memorial Hospital. His positions as President and CEO of the Company and his day to day leadership of the Company provide him with extensive knowledge of the Company’s opportunities, challenges and operations.

Kenneth E. Smith.  Mr. Smith resides in Bar Harbor, Maine. He has been owner and Innkeeper of Manor House Inn since 2003 and was the former owner of Wonder View Inn, both lodging facilities located in Bar Harbor, Maine. The hospitality industry is a critical segment of the local economy and BHBT’s commercial loan portfolio. His experience and expertise of over 40 years in the field are highly valued by the Board. He is a former Chairperson and long-time member of the Bar Harbor Town Council. He currently serves as a Commissioner of the Bar Harbor Housing Authority, a member of the Town’s Cruise Ship Committee, a member of Anah Shrine, and a long time member and past President of the Bar Harbor Rotary Club.

Scott G. Toothaker.  Mr. Toothaker resides in Ellsworth, Maine.   He is a Principal and Vice President of Melanson Heath & Co., PC, a CPA firm with an office located in Ellsworth, which specializes in professional services to small businesses and entrepreneurs throughout New England.   He holds an MBA from the University of Maine and an MST from Bentley College.  A practicing CPA, he is well suited in his role as Chairperson of the Company’s Audit Committee.

David B. Woodside.  Mr. Woodside resides in Bar Harbor, Maine.   He is CEO of The Acadia Corporation, a locally owned company operating retail shops, a restaurant, and lodging facility on Mount Desert Island. He received his BS degree in Business Administration from the University of Maine in 1974.   He has owned several small businesses in the area and has been employed at The Acadia Corporation since 1976.   He has also served on numerous local non-profit boards, the Bar Harbor Town Council, and as past President of the Bar Harbor Rotary Club and Bar Harbor Chamber of Commerce. He served for many years as Vice Chair of the National Park Hospitality Association, representing the diverse companies providing visitor hospitality services in National Parks across the country.  His in-depth knowledge of the retail and hospitality industries both in Maine and across the country provides significant expertise to the board in these important segments of the Maine economy.

Current Directors Who are Not Standing for Re-Election

Robert C. Carter.  Mr. Carter resides in Machias, Maine. He presently operates Carter Enterprises, a rental management business also located in Machias. He is a former game warden for the Maine Department of Inland Fisheries.  Mr. Carter previously owned and operated Helen’s Restaurant and Machias Motor Inn for 12 and 20 years, respectively.

Gregg S. Hannah.  Mr. Hannah resides in Surry, Maine.  He is a past Associate Professor of Business Management at Nichols College in Dudley, Massachusetts. He taught courses in marketing, investment management, and corporate strategy.   He also served as a Trustee of the Connecticut State University System and was Chairman of the Finance Committee and served on the Executive Committee for several years. Mr. Hannah was employed in a professional investment capacity from 1973 to 1987 and is a Chartered Financial Analyst.  Mr. Hannah is also an Emeritus Trustee, and former Treasurer, of the Hancock County Trustees of Public Reservations, the governing board of the Woodlawn Museum, Gardens, and Park in Ellsworth.   He also served as a Trustee of George Stevens Academy in Blue Hill for six years.

Joseph M. Murphy.  Mr. Murphy resides in Mount Desert, Maine.   He is the retired CEO of the Company and BHBT.  Mr. Murphy has over 35 years of banking experience at the executive level with community banks in Connecticut (Centerbank), Delaware (WSFS Bank) and Maine (BHBT).   He previously served as Chairman of the Maine Banker’s Association.  He is a former board member of the Abbe Museum and the Friends of Acadia.  He is currently a board member of the Maine Sea Coast Mission in Bar Harbor and a Corporator of Maine Coast Memorial Hospital in Ellsworth.

Executive Officers

Curtis C. Simard.  For a summary of Mr. Simard’s business experience, refer to the “Director Nominees” section immediately above.

Gerald Shencavitz.  Mr. Shencavitz resides in Mount Desert, Maine.  He has served as Executive Vice President, Chief Financial Officer (“CFO”), and Treasurer of the Company since December 2007. Prior to his promotion in December 2007 to Executive Vice President, he served as CFO and Treasurer of the Company since June 2001. He has served as Executive Vice President, CFO, and Chief Operating Officer of BHBT since his promotion in December 2007. He was CFO, Senior Vice President and Chief Operating Officer of BHBT between June 2001 and December 2007. He serves as Treasurer of BHTS, an office he has held since 2001.

Richard B. Maltz.  Mr. Maltz resides in Hampden, Maine.   He has served as the Company’s Executive Vice President & Chief Risk Officer since September 1, 2014.  He previously served as Executive Vice President & Chief Risk Officer of Bangor Savings Bank in Bangor as well as in other executive capacities at that institution since 1999.  Mr. Maltz is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Stephen M. Leackfeldt. Mr. Leackfeldt resides in Harrington, Maine.  He has served as Executive Vice President of Retail Banking and Operations since 2011.  From 2001 through October 2011 he served as Senior Vice President of Retail Banking and Consumer Lending of BHBT.  He is the owner of State Cinemas located in Calais and serves as a member of the Board of the Sunrise County Economic Council.

Gregory W. Dalton. Mr. Dalton resides in Mount Desert, Maine.  He has served as Executive Vice President of Business Banking of BHBT since October 2011.  He was Senior Vice President of BHBT’s Business Banking function from 2000 through October 2011. He is also a minority owner in both the Bar Harbor Jam Co. and its real estate holding companies, Blueberry Partners LLC and Triangle Development LLC located in Bar Harbor.  He has also served as Vice Chair of the MDI YMCA and serves in several local youth focused, non-profit organizations including The Katahdin Area Council of the Boy Scouts of America and the Neighborhood House in Northeast Harbor.

Michael W. Bonsey.  Mr. Bonsey is the former Executive Vice President and Chief Risk Officer of BHBT.  He was appointed to those roles in October 2011 and resigned effective June 13, 2014.   He was Senior Vice President of Credit Administration of BHBT from December 2001 through October 2011. Additionally, he served as Vice President of Credit Administration from 2000 through December 2001.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in our day-to-day operations. Our executive officers and management oversee the day-to-day operations. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board, which are held on a monthly basis. Our directors also discuss business and other matters with key executives and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

The Board held a total of 12 regular meetings and one annual meeting during 2014. Each director attended at least 75% of the total number of board and committee meetings that he or she was eligible to attend.

The Board encourages each director to attend its Annual Meeting. All of the Board’s members attended the 2014 Annual Meeting.

Board Independence

Under the NYSE MKT corporate governance standards, set out in the NYSE MKT Company Guide (the “NYSE MKT Rules”), at least a majority of the Board must be “independent directors” as defined in Section 803A of the NYSE MKT Rules. According to Section 803A, “independent director” means a person other than an executive officer or employee of the Company. In addition, to qualify as an “independent director,” the Board must affirmatively determine that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The Board has determined that all the named director-nominees listed in this proxy statement, with the exception of Mr. Simard, meet applicable independence standards under NYSE MKT Rules. Mr. Simard is not a member of the Audit, Compensation, or Governance Committees.

Board Leadership Structure and Risk Oversight:

The leadership structure of the Company is guided by its Governance Committee. The Company’s Governance Committee nominates individuals to serve as members of the Company’s Board of Directors, including any management directors. All director-nominees of the Company are considered “independent directors” except for the CEO of the Company. The Chairperson of the Board of Directors, as well as the Vice Chairperson of the Board, are both “independent directors”.  Management directors do not vote or serve as Chairs of any Board committees. The Governance Committee nominates persons to serve in the Chairperson and Vice Chairperson roles for election by the entire Board of Directors. The “independent directors” meet in executive session directly after Board meetings periodically to ensure that there is adequate oversight of Company management and to ensure that there is ample time to assess the Company’s activities separate from management. The Governance Committee believes this leadership structure is prudent and provides sufficient segregation and independence.

The Board of Directors provides oversight to the management of the Company's risk profile, including but not limited to internal controls over financial reporting, credit risk, interest rate risk, liquidity risk, operational risk, including cyber risk, reputational risk and compliance risk. The Board of Directors monitors and manages these risks through the activities of specialized Board committees and other committees in conjunction with management, internal audit, the independent registered public accounting firm, and other independent advisors. Some of the more significant risks and the Board’s oversight of those risks are described below.

The Board manages credit risk through a Director’s Loan Committee, which operates at the BHBT level and meets at least monthly. This committee sets loan policy, establishes credit authorities, and approves or ratifies all extensions of credit to borrowers with loan relationships of $5,000,000 and greater.

This Committee regularly reviews credit trends, delinquencies, non-performing loans, charged-off loans and management’s quarterly assessment of the adequacy of the Loan Loss reserve. The committee, in conjunction with the Audit Committee, reviews reports prepared by an independent Loan Review firm and those issued by the Internal Audit function to assist in their on-going assessment of credit risk.

The Asset and Liability Management Committee (“ALCO”), which comprises the entire senior management team and is chaired by the CFO, assists in the management of interest rate and liquidity risk.  This committee meets on a quarterly basis to review market interest rate trends and product pricing strategies.  ALCO utilizes an asset and liability management consultant, Darling Consulting Group, to review current trends, possible interest rate or liquidity risks in the balance sheet and prospective strategies typically over a two-year horizon using Darling Consulting Group’s proprietary modeling services.  The Chairperson of the Board attends these quarterly meetings and the findings and recommendations are reported to the full Board quarterly and the consultants meet with the Board at least twice a year. The Company's balance sheet position and risk mitigation strategies are reviewed by internal audit and the data verified by an outsourced specialist from M & M Consulting.

The Company’s Audit Committee meets quarterly and receives reports from its independent registered public accounting firm, the independent loan review consultants, and the Company's internal audit function. The internal auditor conducts an annual risk-based audit program and provides audit findings quarterly to the Audit Committee or to the Board of Directors.

The Company has an Enterprise Risk Management Program that is administered on behalf of the Board of Directors by Executive Vice President and Chief Risk Officer Mr. Richard B. Maltz.   As part of the Enterprise Risk Management Program, information from the Bank’s lines of business is collected and analyzed to identify, monitor, track and report various risks within the organization.  The Company also established an Enterprise Risk Management committee that reviews and discusses on a quarterly basis BHBT’s bank-wide risk assessments.   The final risk assessments are shared and discussed with the Board of Directors each quarter.  The quarterly risk assessments are supplemented by regular reports from the Chief Risk Officer regarding emerging risks at monthly Board meetings.  In addition to this Risk Program, the Bank’s credit review, compliance, Information Systems, managed assets and information security departments report to Mr. Maltz.

The Board manages compensation, including incentive compensation risk, through its Compensation and Human Resources Committee. This Committee has engaged Pearl Meyer & Partners as independent compensation consultants to provide the Committee with both competitive market data and research into compensation best practices to guide the decisions of the Committee. To mitigate the inherent risks of incenting behaviors potentially adverse to the Company and its stakeholders, the Committee reviews compensation matters with the assistance of the Company’s Chief Risk Officer and the results are reviewed by the Board to ensure that incentive plans for senior officers and others do not encourage excessive risk-taking.

The Company believes that its risk management activities and procedures provide sufficient information to management and the Board of Directors to assist them in properly and adequately evaluating the Company’s compliance with its risk management programs and policies.  There can be no assurance that the Board’s risk oversight structure has identified and addressed every potential material risk and there may be additional risks that could arise in the Company’s business.   Both known and unknown risks could result in potentially material financial and/or business losses despite the Board’s efforts to oversee risk.

Committees

The Board has a standing Executive Committee, Audit Committee, Governance Committee and Compensation Committee.

Executive Committee. Our Bylaws provide that after each annual meeting of shareholders, the Board shall designate from among its members an Executive Committee with the authority to exercise all the powers of the Board in regard to ordinary operations of our business when the Board is not in session, subject to any specific vote of the Board. The Executive Committee is composed of directors Dodge, Colwell, Dudman, Shea, Simard, Toothaker and Woodside.  Mr. Smith replaced Mr. Robert Phillips who retired from the Board in May 2014.  Mr. Dodge serves as Chairperson. The Executive Committee held two meetings in 2014.

Audit Committee. The Audit Committee is composed of directors Toothaker, Dudman, Fernald, Hannah and Woodside.  Mr. Caras joined the Committee in May 2014 upon his election as a director.  Mr. Toothaker serves as Chairperson of the Committee. The Audit Committee met four times during 2014. See “Appendix A” for the Report of the Audit Committee.  The Audit Committee Charter may be viewed on our website under the Shareholder Relations section at www.bhbt.com.

The Board has determined that the Audit Committee is solely composed of independent directors, in accordance with applicable NYSE MKT listing requirements and Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee operates under a written charter, which has been adopted by the Audit Committee and the Board.  Audit Committee members do not accept any consulting, advisory or other compensatory fees (except directors’ fees) and are not affiliated with us (except as a director) or any of our subsidiaries. The Board has determined that each Audit Committee member is financially literate and that it has at least one “audit committee financial expert.”  Mr. Scott G. Toothaker, CPA, meets the criteria for an “audit committee financial expert” as defined in applicable SEC rules.

The Audit Committee has the sole authority to appoint and replace the independent registered public accounting firm. The Audit Committee is responsible for the compensation and oversight of the independent registered public accounting firm and this firm reports directly to the Audit Committee. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to (i) the financial information to be provided to shareholders and the SEC, (ii) the review of quarterly financial statements, (iii) the system of financial reporting controls management has established, and (iv) the internal audit, external audit, and loan review processes.

Governance Committee. The Governance Committee is composed of directors Shea, Dodge, Colwell, Carter and Lewis. The Governance Committee met three times during 2014. Mrs. Shea serves as Chairperson of the Committee. The Board has determined that each member of the Governance Committee is independent under NYSE MKT Rules.

The Governance Committee’s responsibilities include screening director candidates, recommending nominees to the full Board (including the slate of returning directors) to be elected each year, making recommendations concerning the size and composition of the Board, recommending Committee structure and membership, and sponsoring new director orientation and education. The Governance Committee has a written charter, which may be viewed on our website under the Shareholder Relations section at www.bhbt.com.

The Governance Committee expects to identify nominees to serve as directors of the Company primarily by accepting and considering the suggestions and nominee recommendations made by directors, management, and shareholders. To date, the Governance Committee has not engaged any third parties to assist it in identifying candidates for the Board. The Governance Committee considers, among other things, the background, business and professional experience (including any requisite financial expertise or other special qualifications), current employment, community service, and other board service of its director-nominees, as well as racial, ethnic, and gender diversity of the Board as a whole. The Governance Committee generally considers a candidate’s qualifications in light of these broad criteria and assesses whether the candidate can make decisions on behalf of or while representing us in a manner consistent with our stated business goals and objectives. The Governance Committee will also consider the candidate’s “independent” status in accordance with applicable regulations and listing standards. The Governance Committee will consider nominees recommended by shareholders. Any shareholder wishing to nominate a candidate for director must follow the procedures for submission of proposals set forth in the section of this proxy statement entitled “Nominations by Shareholders.”

Compensation Committee. The Compensation Committee reviews and considers recommendations from management, consultants, and directors concerning executive compensation policies, employee benefit plans, and salary administration programs, and reviews annually the performance of, and total compensation for, and recommends adjustments for, all of our executive officers and our subsidiaries. The deliberations of the Compensation Committee are reported to the Board for review and approval by the independent board members. The Compensation Committee has a written charter, which may be viewed on our website under the Shareholder Relations section at www.bhbt.com.

The Compensation Committee is composed of directors Smith, Colwell, Dodge and Fernald.  Mr. Robert Phillips served as Chair until his retirement from the Board in May 2014.   Mr. Smith has served as Chairperson of the Compensation Committee since May 2014.  All members of the Compensation Committee are independent under NYSE MKT Rules. The Compensation Committee met nine times in 2014.

Further information regarding the Compensation Committee can be found below in this proxy statement beginning under the caption “Role of the Compensation Committee.”

Compensation Committee Interlocks and Insider Participation

  No NEO serves as a member of a compensation committee of any other company that has an executive officer serving as a member of the Board.   No NEO serves as a member of the board of directors of any other company that has an executive officer serving as a member of the Compensation Committee.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and has discussed it with members of management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the 2014 fiscal year, and the Board has approved such recommendation.

Respectfully submitted by the members of the Compensation Committee:

Kenneth E. Smith, Chair                                     Peter Dodge

Thomas A. Colwell

    Lauri E. Fernald

Compensation Discussion and Analysis

This section discusses an overview and analysis of our compensation program and policies, the material compensation decisions made under those programs and policies with respect to our NEOs, and the material factors considered in making those decisions.  Later in this proxy statement under the heading “Executive Compensation Tables” is a series of tables containing specific information about the compensation earned or paid to the NEOs.

The discussion below is intended to aid understanding of the detailed information provided in those tables and put that information into context within the overall compensation program.

Named Executive Officers

For 2014, our NEOs are: President and CEO, Curtis C. Simard; CFO, Gerald Shencavitz; and our four other most highly compensated policy making executive officers.  In 2014, the other NEOs were former Executive Vice President and Chief Risk Officer, Michael W. Bonsey; current Executive Vice

President and Chief Risk Officer, Richard Maltz; Executive Vice President – Business Banking, Gregory W. Dalton; and Executive Vice President – Retail Banking, Stephen M. Leackfeldt.

Objectives of Our Compensation Program

The objective of our compensation program is to attract, retain, motivate, and reward NEOs and other executives who contribute to our financial and operational success, which ultimately builds value for our shareholders.  The Board believes that, in order to do this effectively, the program must:

•

provide NEOs with total compensation opportunities at levels that are competitive for comparable positions at companies and banks with which it competes for talent;

•

directly link a significant portion of total compensation to our achievement of performance goals in a way that proportionally rewards higher performance levels;

•

provide upside opportunities for exceptional individual performance, which can result in differentiated compensation among NEOs based on performance; and

•

closely align the NEOs’ interests with those of our shareholders by making stock-based incentives an element of the executive’s compensation.

Role of the Compensation Committee

The Compensation Committee oversees regulatory compliance for all of our compensation and benefit plans and administers the Company’s executive compensation programs. The Compensation Committee recommends these programs to the Board for approval by its independent board members at least annually and more frequently, if circumstances warrant. These programs are intended to provide a variety of competitive compensation components including base salaries, annual cash incentives, retirement programs, and traditional benefits.  In addition, we have sought to align the long-term interests of our executives, including the NEOs, with those of our shareholders by providing share-based incentives in the form of equity awards. The composition of the components may vary from year to year based on individual performance, our business plan, market conditions or other factors.

The Compensation Committee believes that our compensation policies and procedures are designed to provide a strong link between each NEO’s compensation and our short and long-term performance. The objective of our compensation program is to provide compensation which is competitive, variable based on our performance, and aligned with the long-term interests of our shareholders.

Shareholder “Say on Pay” Advisory Votes

Shareholders are entitled to annually vote on an advisory, non-binding resolution on our compensation policies and procedures.  Past shareholder votes have been overwhelmingly in favor of our programs and practices.

The May 2014 “Say on Pay” voting results were as follows:

For	Against	Abstain	Broker Non-Vote
2,472,147	87,222	119,707	826,995

The Compensation Committee will continue to consider the outcome of future advisory, non-binding “Say on Pay” votes when reviewing and planning future executive compensation arrangements.

The Role of Compensation Consultants and the Compensation Committee’s Evaluation of Conflicts of Interest

The Compensation Committee has occasionally utilized, and expects to utilize in the future, various outside consultants, actuaries and attorneys to assist it in developing and implementing the essential components of our compensation program, including its stock option program, Supplemental Executive Retirement Plan (“SERP”), and incentive compensation arrangements.

During 2014, Compensation Committee Chair, Kenneth Smith, and Senior Vice President Sawyer attended a multi-day conference sponsored by Bank Director Magazine specifically targeted at Bank Executive & Board Compensation best practices.

The Compensation Committee, under authority granted by its Charter, engages PM&P to assist in reviewing our executive officer and director compensation packages.  Their 2014 engagement included:

•

providing current market-based total compensation guidelines to assist in establishing appropriate and ongoing base compensation and incentive compensation levels for our NEOs;

•

providing on-going guidance on our short-term, annual cash incentive program positions in relationship to competitive plan design and payout opportunities to our strategic and long-term financial plans;

•

providing on-going guidance and market comparisons for the long-term incentive program using equity grants to NEOs under the 2009 Plan;

•

providing guidance on plan design and preliminary testing for the 2015 Plan;

•

providing a comprehensive review of our compensation program for our directors; and

•

recommending an updated, appropriate Compensation Peer Group (defined below) comparison for compensation purposes.

The Compensation Committee has assessed the relationships among PM&P, the Company, the Compensation Committee, and the executive officers for independence and conflicts of interest.   In this assessment, the Compensation Committee reviewed the criteria set forth in the SEC’s Reg. 240.10C-1(b)(4) (i)-(vi) and such other criteria as it deemed appropriate.   Specifically, the Compensation Committee considered the following factors in its evaluation of its relationship with PM&P:

•

whether PM&P provided any other services to us;

•

how much compensation PM&P has received from us for compensation consulting services, as a percentage to their total revenue;

•

what policies and procedures have been adopted by PM&P to prevent a conflict of interest;

•

whether PM&P has any business or personal relationship with a member of the Compensation Committee;

•

whether PM&P owns any of our stock; and

•

whether PM&P has any personal or business relationship with any of our executive officers.

The Compensation Committee did not identify any conflicts of interest with the engagement of PM&P.  Additionally, PM&P provided us documented assurances that they are confident their relationship with us meets the independence standards and they have identified no conflicts of interest.

Role of Management in Establishing Compensation

On an annual basis Mrs. Marsha C. Sawyer, the Senior Vice President of Human Resources, with the oversight of the CEO, provides the Compensation Committee with general information on executive officer compensation, including the NEOs. The Compensation Committee then reviews, discusses and considers this information and any recommendations.   Mrs. Sawyer assists in the administration of all executive compensation programs, prepares Compensation Committee and Board meeting materials and performs work as requested by the Compensation Committee, including working directly with the compensation consultant in preparation of peer analyses for the Compensation Committee’s consideration.  Mr. Simard, as our CEO, attends portions of the Compensation Committee’s meetings and makes recommendations on base salary, annual incentives and equity compensation for executive officers who report to the CEO position.  The Compensation Committee has the discretion to accept, reject or modify the CEO’s recommendations.  The CEO is not a member of the Compensation Committee and is not present for the executive sessions or for any discussion of regarding his own compensation.

Market Benchmarking and Performance Comparisons

The Compensation Committee reviews and recommends to the Board’s independent members for approval of compensation programs, which it believes meet our ongoing needs to attract, motivate, and retain talented and qualified executives who have the ability to make a major contribution to the leadership and success of the Company. The Compensation Committee regularly reviews market information provided by PM&P.  Primary data sources used in the benchmarking for the NEOs is the information publicly disclosed by a peer group of publicly traded banks and published surveys. The Compensation Committee reviews comparative compensation and benefit information contained in the public filings of this peer group which has been established for compensation comparison (the “Compensation Peer Group”) using objective selection criteria.   The peer group consists of community banks of similar asset size (approximately between one-half and two times our asset size of $1.4 billion) as of November 2014.  All the peer banks are located in the Northeast region and New York excluding New York City. The Compensation Committee believes this group provides an appropriate selection of publicly traded financial institutions representing the geographical area most probable to be considered for recruitment purposes.  Further, the Compensation Committee believes the Compensation Peer Group information discloses compensation programs of similarly situated executives in comparable institutions and they are a useful comparative tool for the Compensation Committee in establishing executive compensation programs and individual criteria for its executives including the NEOs. There were no changes to the Compensation Peer Group membership from the prior year.

The members of the 2014 peer group include:

Arrow Financial Corp.	NY	AROW	Hingham Institution	MA	HIFS
Bridge Bancorp, Inc.	NY	BDGE	Merchants Bancshares, Inc.	VT	MBVT
Camden National Corp.	ME	CAC	NH Thrift Bankshares, Inc.	NH	NHTB
Chemung Financial Corp.	NY	CHMG	Northeast Bancorp	ME	NBN
Enterprise Bancorp, Inc.	MA	EBTC	Oneida Financial Group	NY	ONFC
Evans Bancorp, Inc.	NY	EVBN	Suffolk Bancorp	NY	SUBK
Financial Institutions, Inc.	NY	FISI	United Financial Bancorp, Inc.	MA	UBNK
First Bancorp, Inc.	ME	FNLC	Westfield Financial, Inc.	MA	WFD
Hampden Bancorp, Inc.	MA	HBNK

The Compensation Peer Group information is used as a guide in establishing reasonableness in our compensation program.  The Compensation Committee did not target the elements of our compensation program at any specific level or percentile within the Compensation Peer Group, but used the information as a whole and the 50th percentile as a way to define our compensation program and assess the competitiveness and reasonableness of our pay practices. Rather than rely on a specific formula-based model, the Compensation Committee believes that retaining discretion to assess the overall performance of NEOs gives the Compensation Committee the ability to more accurately reflect individual contributions that cannot be absolutely quantified. The Compensation Committee also considers the senior incentive program tailored to provide emphasis on incentive compensation for the NEO group as an important component of our overall compensation program.

The Compensation Committee believes our financial results and total shareholder return (communicated in the accompanying Form 10-K) compare favorably with our Compensation Peer Group indicating a solid pay-performance alignment.   The Compensation Committee further believes that the compensation established for its CEO and other NEOs provides for appropriate balance between market compensation and shareholder return.

The Compensation Committee referenced market data including peer group and survey information along with guidance provided by PM&P in its process to establish and validate the appropriateness of our executive compensation compared to market and performance.

 The following table summarizes our 2014 NEO compensation at the 35%, 50%, and 65% market percentiles for both base salary and total cash compensation against our established peers.

Name	2014 Base Salary[1] ($)	Peer Group Ranges of Base Salaries ($)	2014 Total Cash Compensation[2] ($)	Peer Group Ranges of Total Cash Compensation ($)
Curtis C. Simard	412,500	379,000 411,000 436,000	593,484	449,000 512,000 561,000
Gerald Shencavitz	255,000	235,000 254,000 274,000	329,807	271,000 293,000 324,000
Richard Maltz[3]	220,000	177,000 210,000 252,000	271,084	212,000 255,000 395,000
Stephen M. Leackfeldt[4]	208,000	167,000 182,000 198,000	253,946	191,000 209,000 229,000
Gregory W. Dalton	190,000	203,000 211,000 223,000	231,168	237,000 244,000 259,000

1.

Approved base salary figures as of year-end 2014 have been used for comparison purposes in this table.

2.

Approved base salary figures at the end of 2014 plus the amount paid to each NEO under the 2014 Annual Incentive Program is used in this table for comparison purposes with the exception of Mr. Maltz.

3.

Mr. Maltz was appointed to his positions with the Company effective September 1, 2014.  The amounts in the Base Salary and Total Cash columns have been annualized for comparison purposes against the peer data.  Mr. Maltz received $67,692 in base salary and $15,785 for an annual cash incentive payment for a total of $83,477 for the calendar year 2014.

4.

Mr. Leackfeldt has an expanded role above his primary market comparison shown here and his base has been set to reflect additional responsibilities.

Mr. Bonsey resigned from his positions effective June 13, 2014 and received a pro-rated amount of $103,414 of his annualized 2014 base salary of $203,000.  He did receive time-vested equity shares valued at $7,383 in May of 2014 prior to the receipt of his resignation.

The Compensation Committee also considers the relative scarcity of senior banking executive candidates in its immediate market area and the difficulties of recruiting out-of-market candidates to work in rural Maine. The Compensation Committee does not use any formal, fixed or indexed criteria for establishing compensation levels for any of our NEOs within market identified ranges. The Compensation Committee believes that the growth in total compensation provided to our executive officers should be weighted towards variable compensation including cash and equity incentives which tie directly to corporate performance with less emphasis upon growth in base salaries.

Compensation Plan Components

               Our executive compensation program applicable to the NEOs is composed of the following primary components: (i) base salaries and benefits; (ii) annual incentive cash compensation programs; (iii) long-term incentives in the form of stock options and grants; and (iv) retirement benefits.

Base Salary and Benefits

Our executive compensation program provides base salaries and benefits, which include health and life insurance programs, a 401(k) retirement program and vacation awards to compensate executive officers for the performance of core duties and responsibilities associated with their positions. The Compensation Committee reviews base salaries annually in the context of the comparative industry information, as described above. The Compensation Committee also considers the specific contributions of the individual executive officer and the officer’s opportunity for professional growth, as well as market factors, when it sets and adjusts base salaries. In addition, the Compensation Committee considers the prevailing economic climate, our overall performance and our most current business plan.

Upon performance evaluations and the advice and market salary data supplied by PM&P, the Compensation Committee made performance and market adjustments resulting in the 2014 and 2015 approved base salaries for the NEOs as follows:

Named Executive Officer	2013 Base Salary ($)	2014 Base Salary ($)	Percentage of Base Increase 2013 Over 2014 (%)	2015 Base Salary ($)	Percentage of Base Increase 2014 over 2015 (%)
Curtis C. Simard	375,000	412,500	10.00	438,000	6.18
Gerald Shencavitz	221,711	255,000	15.01	275,000	7.84
Richard B. Maltz[1]	_	220,000[2]	_	255,000[3]	15.91
Stephen M. Leackfeldt	182,310	208,000[4]	14.09	225,000	8.17
Gregory W. Dalton	182,310	190,000	4.22	203,000	6.84
Michael W. Bonsey[5]	182,310	203,000	10.19	_	_

1.

Mr. Maltz was appointed to his positions with the Company effective September 1, 2014.

2.

This figure represents Mr. Maltz’s annualized base salary for 2014 for comparative purposes. His actual paid base salary was $67,692.

3.

Mr. Maltz assumed the responsibility of the Information Systems function.

4.

Mr. Leackfeldt assumed the responsibility of Bank Operations.

5.

Mr. Bonsey resigned his position effective June 13, 2014.

Short-term, Annual Incentive Cash Compensation Program

During 2014, nine senior managers including the NEOs, participated in an annual cash incentive compensation plan developed under the guidance of PM&P. The program is designed to provide meaningful incentives tied to our annual initiatives to optimize profitability, growth, excellence in individual performance, and to promote teamwork among its participants.  This plan was approved by the Board for 2014 and is detailed below.

Incentive Payout Opportunity. Each participant had a target incentive opportunity based on their role. The target incentive reflected a percentage of base salary determined to be consistent with competitive market practices. Actual awards varied based on achievement of specific goals. The opportunity reflects a range of potential awards.  Actual awards ranged from 0% (for not achieving minimal performance) to 150% of target (for exceptional performance). The table below summarizes the incentive ranges for the 2014 plan year.

2014 Short-Term Incentive Opportunities
Role	Below Threshold	Threshold (50% of Target Percentage)	Target (100%)	Stretch (150% of Target Percentage)
President /CEO	0%	15.00%	30.00%	45.00%
EVP & CFO	0%	10.00%	20.00%	30.00%
EVP	0%	8.75%	17.50%	26.25%

Program Trigger. In order for the Annual Incentive Program to ‘activate’ or turn on, we needed to achieve at least $12,260 in Net Income to Common Shareholders for 2014. If we did not meet this level, the plan would not pay out any awards for the year, regardless of performance on other goals. For the year ended December 31, 2014 we reported record net income of $14,613 compared with $13,183 for the year ended December 31, 2013, representing an increase of $1,430 or 10.85%.

Annual Incentive Program Measures.  Each participant had predefined performance goals to determine their short-term incentive award.  There were two performance categories: Bar Harbor Bankshares Team and Individual. Bar Harbor Bankshares Team performance was reflected by common goals for all participants. Individual goals reflected each participant’s individual contributions based on their role.  The specific allocations of goals were weighted to reflect the focus and contribution for each position in the Company.

The table below provided the guidelines for the allocation of each participant’s incentives for each performance component.

Position	Bar Harbor Bankshares /Team Performance	Individual Performance
President/CEO (Simard)	75%	25%
EVP/CFO (Shencavitz)	70%	30%
EVP/CRO – Staff (Maltz)[1]	50%-55%	45%-50%
EVP – Staff (Leackfeldt)	50%-55%	45%-50%
EVP – Line (Dalton)	30%	70%

1.

Mr. Maltz was appointed to his positions effective September 1, 2014, and received a pro-rated portion of the annual incentive payout based on his time of service.

Mr. Bonsey resigned from his positions effective June 13, 2014, and did not participate in the 2014 program payout.

Bar Harbor Bankshares Performance. Bar Harbor Bankshares Team performance goals for 2014 were increased Net Income and a managed Efficiency Ratio. The table below shows the specific performance goals at Threshold, Target (budget or improvement over prior year measurements) and Stretch for each of the NEOs during 2014.

Curtis C. Simard
President and CEO
Eligible Salary	$412,500	Eligible Salary	$412,500	Eligible Salary		$412,500
Incentive Threshold (%)	15.00%	Incentive Target (%)	30.00%	Incentive Stretch (%)		45.00%
Incentive Threshold ($)	$61,875	Incentive Target ($)	$ 123,750	Incentive Stretch ($)		$185,625
Performance Goals				Payment Range[1]
Incentive Measures	Threshold	Target	Stretch	Weight	Threshold	Target	Stretch
Net Income ($thousands)	$12,260	$13,183	$14,501	50.00%	7.50%	15.00%	22.50%
Efficiency Ratio	58.10%	56.10%	54.10%	25.00%	3.75%	7.50%	11.25%
Past Dues[2]	225bps	200bps	150bps	8.34%	1.25%	2.50%	3.75%
Charge offs[2]	30bps	25bps	20bps	8.33%	1.25%	2.50%	3.75%
NPL+OREO[2]	225bps	175bps	125bps	8.33%	1.25%	2.50%	3.75%
TOTALS			100.00%	15.00%	30.00%	45.00%
Gerald Shencavitz
EVP and CFO
Eligible Salary	$255,000	Eligible Salary		$255,000	Eligible Salary		$255,000
Incentive Threshold (%)	10.00%	Incentive Target (%)		20.00%	Incentive Stretch (%)		30.00%
Incentive Threshold ($)	$ 25,500	Incentive Target ($)		$ 51,000	Incentive Stretch ($)		$76,500
Performance Goals					Payment Range[1]
Incentive Measures	Threshold	Target	Stretch	Weight	Threshold	Target	Stretch
Net Income ($thousands)	$12,260	$13,183	$14,501	50.00%	5.00%	10.00%	15.00%
Efficiency Ratio	58.10%	56.10%	54.10%	20.00%	2.00%	4.00%	6.00%
Net Invest. Income	$15,892	$16,216	$17,838	10.00%	1.00%	2.00%	3.00%
Inv Yield Percentile Against Peer	48th	50th	75th	20.00%	2.00%	4.00%	6.00%
TOTALS				100.00%	10.00%	20.00%	30.00%

Richard B. Maltz[3] Executive Vice President and Chief Risk Officer
Eligible Salary[3]	$67,692	Eligible Salary		$67,692	Eligible Salary		$67,692
Incentive Threshold (%)	8.75%	Incentive Target (%)		17.50%	Incentive Stretch (%)		26.25%
Incentive Threshold ($)	$ 5,923	Incentive Target ($)		$ 11,846	Incentive Stretch ($)		$ 17,769
Performance Goals					Payment Range[1]
Incentive Measures	Threshold	Target	Stretch	Weight	Threshold	Target	Stretch
Net Income ($thousands)	$12,260	$13,183	$14,501	30.00%	2.63%	5.25%	7.88%
Efficiency Ratio	58.10%	56.10%	54.10%	20.00%	1.75%	3.50%	5.25%
Avg. Commercial Loans	$462,805	$472,250	$519,475	15.00%	1.31%	2.63%	3.94%
Avg. Consumer Loans	$399,693	$407,850	$448,635	10.00%	0.88%	1.75%	2.63%
Past Dues[2]	225bps	200bps	150bps	8.33%	0.73%	1.46%	2.19%
Charge offs[2]	30bps	25bps	20bps	8.33%	0.73%	1.46%	2.18%
NPL+OREO[2]	225bps	175bps	125bps	8.34%	0.72%	1.45%	2.18%
TOTALS				100.00%	8.75%	17.50%	26.25%
Stephen M. Leackfeldt
Executive Vice President
Eligible Salary	$208,000	Eligible Salary		$208,000	Eligible Salary		$208,000
Incentive Threshold (%)	8.75%	Incentive Target (%)		17.50%	Incentive Stretch (%)		26.25%
Incentive Threshold ($)	$ 18,200	Incentive Target ($)		$ 36,400	Incentive Stretch ($)		$ 54,600
Performance Goals					Payment Range[1]
Incentive Measures	Threshold	Target	Stretch	Weight	Threshold	Target	Stretch
Net Income ($ thousands)	$12,260	$13,183	$14,501	30.00%	2.63%	5.25%	7.88%
Efficiency Ratio	58.10%	56.10%	54.10%	25.00%	2.19%	4.38%	6.56%
Retail Deposits	$528,398	$539,182	$593,100	10.00%	0.88%	1.75%	2.63%
Deposit Rate	0.51	0.50	0.49	10.00%	0.88%	1.75%	2.63%
Avg. Cons. Loans	$399,693	$407,850	$448,635	10.00%	0.88%	1.75%	2.63%
Past Dues[2]	225bps	200bps	150bps	5.00%	0.43%	0.88%	1.30%
Charge offs[2]	30bps	25bps	20bps	5.00%	0.43%	0.87%	1.31%
NPL+OREO[2]	225bps	175bps	125bps	5.00%	0.43%	0.87%	1.31%
TOTALS				100.00%	8.75%	17.50%	26.25%
Gregory W. Dalton
Executive Vice President
Eligible Salary	$190,000	Eligible Salary		$190,000	Eligible Salary		$190,000
Incentive Threshold (%)	8.75%	Incentive Target (%)		17.50%	Incentive Stretch (%)		26.25%
Incentive Threshold ($)	$ 16,625	Incentive Target ($)		$ 33,250	Incentive Stretch ($)		$ 49,875
Performance Goals					Payment Range[1]
Incentive Measures	Threshold	Target	Stretch	Weight	Threshold	Target	Stretch
Net Income ($thousands)	$12,260	$13,183	$14,501	20.00%	1.75%	3.50%	5.25%
Efficiency Ratio	58.10%	56.10%	54.10%	10.00%	0.88%	1.75%	2.63%
Avg. Commercial Loans	$462,805	$472,250	$519,475	35.00%	3.06%	6.13%	9.19%
Avg. Non Personal Deposits Past Dues[2]	$176,765 225bp	$180,372 200bp	$198,409 150bp	15.00% 6.66%	1.31% 0.58%	2.63% 1.17%	3.94% 1.75%
Charge offs[2]	30bps	25bps	20bps	6.67%	0.58%	1.16%	1.75%
NPL+OREO[2]	225bps	175bps	125bps	6.67%	0.59%	1.16%	1.74%
TOTALS				100.00%	8.75%	17.50%	26.25%

1.

All Payment Range percentages rounded to two trailing decimals.

2.

The asset quality measures for Past Dues and Non-Performing Loans + Other Real Estate Owned are calculated using a 12 month average of the month-end actual data for the calendar year.  The Charge off percentage is measured using the actual annual net charge offs as a percentage of the average outstanding loans.  The average outstanding loan figure for this calculation is measured by averaging the actual outstanding loans at each month end.

3.

Mr. Maltz was appointed to his positions effective September 1, 2014 and received a pro-rated payment based on his 2014 earned compensation.

Mr. Bonsey resigned from his positions effective June 13, 2014, and did not receive a payment.

Annual Incentive Payment Summary. Below is a summary of the annual incentive awards paid during 2014:

Named Executive Officer	Percentage of Base (%)	Total Payout ($)	Net Income ($)	Efficiency Ratio ($)	Credit Asset Quality[1] ($)	Loan and Deposit Growth ($)	Individual Goals ($)
Curtis C. Simard	43.88	180,984	92,812	41,765	46,407	--	--
Gerald Shencavitz	29.34	74,807	38,250	13,770	--	--	22,787[2]
Richard B. Maltz[3]	23.32	15,785	5,334	3,198	4,434	2,819	--
Stephen M. Leackfeldt	22.09	45,946	16,390	12,284	8,154	7,288	1,830[4]
Gregory W. Dalton	21.67	41,168	9,975	4,495	9,956	16,742	--
Totals		358,690	162,761	75,512	68,951	26,849	24,617

1.

The asset quality measures for Past Dues and Non-Performing Loans + Other Real Estate Owned are calculated using a 12 month average of the month-end actual data for the calendar year.  The Charge off percentage is measured using the actual annual net charge offs as a percentage of the average outstanding.  The average outstanding for this calculation is measured by averaging the actual outstanding loans at each month end.

2.

Mr. Shencavitz earned $7,487 for exceeding investment income targets, and $15,300 for investment yield measured against peers for a total incentive payment of $22,787 in this category.

3.

Mr. Maltz was appointed to his positions with the Company effective September 1, 2014 and received a pro-rated payment based on his 2014 earned compensation.

4.

Mr. Leackfeldt received $1,830 for deposit rate management.

Mr. Bonsey resigned from his positions effective June 13, 2014, and did not receive an annual incentive award payment.

Details of the above are disclosed in Threshold, Target and Stretch (maximum) categories in the “Grants of Plan-Based Awards” table under the heading “Executive Compensation Tables” found elsewhere in this proxy statement.

Long-term Incentives

Equity Plans. Since adopting our Stock Option Plan in 2000, we have provided our officers and managers, including our NEOs, with an equity-based compensation component in the form of stock options. This compensation component is used to align the interest of our participating officers and managers, particularly its executive officers, with those of its shareholders over a long-term horizon and to serve as a retention tool. We granted options upon date of hire or promotion for qualified individuals, and from time to time for special recognition. We award all grants at the closing market price of the business day of the enabling vote by the Board. The Board also sets the vesting schedule, which is typically over a period of three to seven years. The Stock Option Plan adopted in 2000 may no longer issue stock options grants and the grants made under the Stock Option Plan of 2000 to NEOs and other management members are nearing expiration.   Members of the management team periodically exercise these maturing options.  The Board adopted the 2009 Plan, which was approved by shareholders at the May 2009 Annual Meeting, under which equity grants may currently be issued. Information pertaining to outstanding options and equity awards are disclosed in the “Outstanding Equity Awards at Fiscal Year-end” table under the heading “Executive Compensation Tables” found elsewhere in this proxy statement.

The Board voted to include a Long-Term Incentive Program for senior management members in our total compensation program in 2013.  PM&P assisted the Compensation Committee in the plan design and appropriate reward levels.  The program is designed to be made up of three-year rolling plans utilizing shares made available through the 2009 Plan.  Grants may be given in time-vested restricted stock, performance-vested restricted stock, or a combination of both.  The purpose of the program is to align executives’ interests with shareholder interests, increase executive stock ownership, ensure sound risk management by providing a balanced view of performance and reward over a longer time horizon, and position our total compensation offerings to be competitive with the market to attract and retain strong talent needed to drive our success.

The Board approved plans covering the 2013-2015 and the 2014-2016 time periods.  Nine senior managers, including NEOs Simard, Shencavitz, Maltz, Leackfeldt and Dalton, participate in the current plan.

Target reward opportunities are based on role.  Equity rewards are calculated as a percentage of 2014 base salary to determine the number of shares available for awards.

Long-Term Incentive Targets
Role	Grant	Below Threshold	Threshold (50% of Target Percentage)	Target (100%)	Stretch (150% of Target Percentage)
President /CEO	Time-vested		N/A	15.00%	N/A
	Performance	0%	7.50%[1]	15.00%[1]	22.50%[1]
EVP & CFO	Time-vested		N/A	13.75%	N/A
	Performance	0%	6.88%	13.75%	20.63%
EVP	Time-vested		N/A	12.50%	N/A
	Performance	0%	6.25%	12.50%	18.75%

1.

The Board voted Mr. Simard, as part of his employment contract, an increased percentage payout for the performance shares under the 2013-2015 Plan.    His target was increased from 15.00% to 30.00%, his Threshold from 7.50% to 15.00%, and his Stretch from 22.50% to 45.00% for this plan only..

The Board voted both time-vested restricted shares and performance shares for the 2013-2015 and the 2014-2016 Plans.  Fifty percent of the grants to each participant were voted in time-vested with a third of the shares vesting in each of the years covered by the plans.  Grants were voted contingent upon continued employment and with a hold restriction of one year.  At the time of vesting, sufficient shares may be withheld to cover the executive’s tax liabilities.

The Board voted the remaining 50% of the shares in performance-vested shares to be awarded at the end of the three year measurement and upon attainment of the performance goal.   Relative Return on Assets (ROA) measured against the SNL $750 to $3B Bank Index peer group will determine the performance award for the current plan.   In addition to relative ROA, there is a Total Shareholder Return (TSR) modifier to further align shareholder interest.  If the TSR calculation for the same performance measurement period is negative, a payout cannot exceed Threshold regardless of the relative ROA performance results.

Benefits, Retirement and Post-Termination Compensation Elements

We provide a 401(k) plan for all employees meeting minimum age and service requirements. In addition, we maintain a SERP for the Executive Vice President and CFO and he is the only NEO that participates in the SERP. Messrs. Murphy and Shencavitz were the only authorized participants (the “Participants”) in the SERP as of December 31, 2014. Under the SERP, the Participants are eligible to receive upon most termination events, disability, or death, an individually defined benefit payment based upon a predetermined vesting schedule. No plan benefits are payable to these individuals if they are terminated for cause as defined in the document.

Upon full vesting (defined as age 68 for Mr. Murphy and age 65 for Mr. Shencavitz) and the Participant’s retirement, then monthly payments of $11,200 and $8,583, respectively will be paid under the SERP to the participant (or their beneficiary) for a period of 240 months. There are also provisions under the SERP for reduced monthly payments in the event of an earlier retirement by these individuals. Following his retirement, Mr. Murphy began receiving $2,621 per month based on his vested benefit prior to the implementation of Section 409A which delayed payment of a portion of his benefit for a six month period.   Mr. Murphy became eligible for his full monthly benefit of $11,200 beginning in February 2014.   Mr. Shencavitz had a vested monthly benefit amount of $5,583 as of December 31, 2014.  The SERP benefit for Mr. Shencavitz will fully vest upon a change of control of the Company (as such term is defined in the SERP).   This is a legacy program and we do not anticipate future participants under this program.

We also maintain an employment agreement with NEO Simard and change in control agreements for NEOs Shencavitz, Maltz, Leackfeldt and Dalton. Mr. Bonsey’s change in control agreement terminated in connection with his resignation, which was effective June 13, 2014.  These agreements provide for, among other things, the payment of their salary and other specified benefits for a period of 12 to 24 months in the event of both a change of control of the Company and subsequent termination (or constructive termination) within set timeframes after a change in control, unless such termination was for cause.  These specific payments and timeframes were established under the advice of a compensation consultant and employment attorney as representative of similar type agreements in the industry.

The Compensation Committee feels that these agreements are necessary to provide a competitive total compensation plan to attract and retain the employment of the NEOs who are a party to the agreements.

Other Compensation and Benefits

In addition to the foregoing, all our executive officers are entitled to participate in certain group health, dental, disability and term life insurance benefits. In accordance with our policy, all such benefits are generally available to employees of the Company and its subsidiaries.

Stock Ownership Guidelines

The Bylaws of the Company require that each director own a minimum of 500 shares no later than one year following their initial election to the Board.  In addition, the Board has implemented a policy requiring each director to own a minimum of five times his or her annual cash retainer.   Ownership must be attained within five years of a director’s initial election and may include their 500 qualifying shares.

All current Director-nominees exceed this ownership requirement.  Director nominee, Daina Hill, if elected, will have up to one year to purchase her initial 500 shares and up to five years to attain the minimum ownership requirements.

While most of the Company’s executive officers hold Company stock, the Company does not have specific guidelines regarding stock ownership for its NEOs at this time.  The Board has implemented retention periods on equity issued under the Company’s Long Term Incentive Program for its NEOs.  However, the Company encourages stock ownership and reviews overall ownership levels on a periodic basis.

Hedging and Pledging

All directors and employees (including NEOs) are prohibited from engaging in any speculative transaction designed to hedge or offset any decrease in market value of our securities, including hedging of our stock.   We also prohibit any pledging of our securities in a margin account and restrict all other pledging of any of our securities by requiring directors and employees to obtain the prior approval of the Audit Committee before entering into any such agreement in a financial arrangement.

 Our Insider Trading Policy further prohibits directors and employees from short-swing transactions and trading in Company securities at a time when they are in possession of insider information.

Compliance with Code Section 409A

Our compensation plans subject to Section 409A of the Code are operated to comply with the Section 409A tax provisions of the Code.

Policy on Code Section 162(m)

Section 162(m) of the Code disallows publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring the compensation programs and in determining executive compensation, the Compensation Committee takes into consideration the deductibility limit for compensation and the performance-based requirements of Section 162(m).  None of our employees exceeded the $1 million dollar threshold during 2014.

CEO Employment Agreement.

In 2013, we entered into a written employment agreement with Mr. Simard, as President and CEO (the “CEO Employment Agreement”). The CEO Employment Agreement provides for the payment of an annual base salary to him of not less than $375,000 paid in substantially equal installments in accordance with our compensation policies and procedures on the pay dates established by us for our senior executive officers.  He also participates in any short-term, long-term, or other performance compensation plans agreed upon by the parties during the term of the CEO Employment Agreement in concert with our evolving goals and objectives. The CEO Employment Agreement has a term of two years with provisions for automatic extensions of one year each in the absence of notice from us of our intention not to extend the term of the CEO Employment Agreement.

The CEO Employment Agreement also provides for a payment in the event of Mr. Simard’s involuntary termination without cause or voluntary termination for good reason of a lump sum payment of two times his salary plus medical, dental and vision benefits for himself and his eligible dependents.  This payment shall be reduced to a one times multiplier in the event the CEO Employment Agreement is not renewed.  With limited exceptions, it also allows for a severance payment to him in the event his employment is terminated within one year prior to or following certain events defined to constitute a change in control of the Company. This severance payment resulting from a termination of employment (constructive termination) following a change in control is equal to two times his base annual salary, incentive compensation payments earned and any accrued but unused vacation time.  In addition, if Mr. Simard had any unvested stock options/grants they would vest in accordance with the terms of the plans under which they were granted and vest fully upon a change in control.    Any payments due him would be

reduced to the extent necessary to ensure that no portion of such payment will be non-deductible by us under Code Section 280G or will be subject to excise tax imposed by Code Section 4999.

The CEO Employment Agreement also restricts Mr. Simard’s ability to compete with us during the term and for a period of one year following the cessation of his employment with us regardless of reason within a 150 air mile radius from Bar Harbor, Maine.

Compensation of the CEO. On an annual basis, the Compensation Committee reviews the existing compensation plan for our CEO. The Compensation Committee reviews his compensation plan in the context of our overall performance, the achievement of certain financial and non-financial goals and the judgment of the entire Board as to the quality of his leadership. In addition, the Compensation Committee will compare his compensation to CEOs of our Compensation Peer Group and salary survey information for comparable positions. In making these comparisons, the Compensation Committee will take into account appropriate differences in the size, business model, and financial performance of the other banking institutions.

In accordance with the CEO Employment Agreement, the Compensation Committee reviews his base salary no less often than annually and may recommend an increase in his base salary to the Board at the Compensation Committee’s sole discretion.

As further discussed below, Mr. Simard participated in the structured annual incentive cash compensation plan provided to all executive officers. During 2014, Mr. Simard earned an award amounting to $180,984.

During 2014, the Compensation Committee granted Mr. Simard 304 shares of time-vested restricted stock with a value on the grant date of $11,336 as part of his agreed upon 2014 compensation. He is required to hold the shares for a minimum of one year from the grant date.  Mr. Simard is a member of the Board. He does not receive any director fees for participating in the activities of the Board.

Other Change in Control, Confidentiality and Non-Competition Agreements.  We entered into a Change in Control, Confidentiality and Non-competition Agreement with Mr. Shencavitz. This agreement provides Mr. Shencavitz with severance of both salary and benefits for a period of 18 months in the event of both a change of control of the Company and subsequent termination (or constructive termination) within 12 months after a change of control, unless such termination was for cause. In addition, Mr. Shencavitz’s stock options, equity grants, and supplemental executive retirement benefits will vest in accordance with the terms of the plans under which they were granted and vest fully upon a change in control. In the event that Mr. Shencavitz becomes subject to an excise tax on payments made under his agreements and various benefit plans in connection with a change in control, he will be reimbursed for payment of such amounts upon such time as the assumptions and calculations have been prepared, reviewed, and confirmed by a nationally recognized accounting firm.

We have also entered into Change in Control, Confidentiality and Non-Competition Agreements with BHBT’s Executive Vice Presidents, Richard B. Maltz, Gregory W. Dalton and Stephen M. Leackfeldt along with six other senior employees. Their agreements provide for severance of both salary and benefits for a period of 12 months in the event of both a change of control of the Company and subsequent termination (or constructive termination) within 12 months of a change of control, unless such termination was for cause.  The Company’s Change in Control, Confidentiality and Non-Competition Agreement with Mr. Bonsey terminated in connection with his resignation, effective June 13, 2014.

All of these agreements were entered into as part of a total compensation program to attract and/or retain qualified executives and not entered into in response to any effort known to the Board of Directors by any party or entity to acquire control of the Company.

Incentive Cash Compensation. During 2014 NEOs, Messrs. Simard, Shencavitz, Maltz, Dalton and Leackfeldt participated in an annual cash incentive compensation program with a combination of team and individual goals representing opportunities for incentive payments. Mr. Bonsey forfeited his payment under this plan as of his resignation on June 13, 2014.  We paid out a total of $358,690 in February 2015 to our remaining NEOs based on the 2014 measurement period.

The altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards will subject any participant to disciplinary action up to and including termination of employment. In addition, any incentive compensation as provided by the plan to which the participant would otherwise be entitled will be revoked or subject to “claw back.”

The plan is based on a balance of multiple measures, layered oversight, and reasonable ceilings for exceptional performance. These two basic plan features structure the plan to discourage excessive risk and rewards.   The Compensation Committee reviewed the plan design to insure it is in line with best practices for risk.

Executive Compensation Tables

Summary Compensation Table

The following table discloses compensation for the years ended December 31, 2014, 2013 and 2012 received by the NEOs.

Name and Principal Position	Year	Base Salary Received[1] ($)	Bonus ($)	Stock Awards[2] ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($)	All Other Compen-sation[4] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(h)	(i)	(j)
Curtis C. Simard President & CEO of the Company and BHBT.	2014 2013	412,500 197,596	50,000[5] 50,000[5]	154,707 208,377	180,984 83,781	- -	23,402 13,836	821,593 553,590
Gerald Shencavitz EVP, CFO and Treasurer of the Company and EVP, CFO and COO of BHBT	2014 2013 2012	255,000 217,001[6] 215,253	- - -	87,685 70,401 3,967	74,807 61,520 57,705	183,693 84,029 169,907	17,813 11,575 10,279	618,998 433,287 457,122
Richard B. Maltz EVP and Chief Risk Officer of BHBT [11]	2014	67,692[7]	25,000[8]	81,934	15,785	-	542	190,953
Stephen M. Leackfeldt EVP, Retail Banking and Operations of BHBT	2014 2013 2012	208,000 178,430[9] 177,000	- - -	65,020 52,652 1,960	45,946 42,060 39,987	- - -	12,445 10,026 9,629	331,411 283,168 228,576
Gregory W. Dalton EVP, Business Banking of BHBT	2014 2013 2012	190,000 178,430[10] 177,000	- - -	59,374 52,652 1,960	41,168 38,290 37,109	- - -	11,528 10,385 8,625	302,070 279,757 224,694
Michael W. Bonsey Former EVP, Chief Risk Officer of BHBT	2014 2013 2012	103,414[11] 172,583[13] 169,000	- - -	-[12] 50,276 1,960	- 39,515 37,450	- - -	6,301 9,794 7,701	109,715 272,168 216,111

1.

Included in salary amounts disclosed in (c) above for each NEO are monies they deferred pursuant to our 401(k) Plan, which allows our employees and employees of our wholly owned subsidiaries to defer monies from their compensation, subject to applicable limitations in Code Section 401(k), and amounts deferred pursuant to our Section 125 Cafeteria Plan providing health, life, and disability insurance benefits.  Employees, including NEOs, are paid on a bi-weekly basis most calendar years.

2.

Amounts in this column represent the aggregate grant date fair value of restricted stock granted to NEOs as part of their 2012 compensation adjustments, a stock award of $24,970 made to Mr. Simard pursuant to his employment agreement, and grants made to NEOs under the Long Term Incentive Plans are computed at the probable level and in accordance with FASB ASC Topic 718 and are materially consistent with those used to calculate the stock awards, which are set forth in Footnote 14 to our audited consolidated financial statements contained in our Form 10-K for the year ended December 31, 2014. Amounts payable under the 2014 grants for the Long-Term Incentive Plan at the probable level to Messrs. Simard, Shencavitz, Maltz, Leackfeldt, Dalton and Bonsey would be $154,707, $87,685, $81,934, $65,020, $59,374 and $0, respectively.  Amounts payable under the Long Term Incentive Plan at Stretch to Messrs. Simard, Shencavitz, Maltz, Leackfeldt, Dalton and Bonsey would be $154,707, $87,685, $81,934, $65,020, $59,374 and $0, respectively.

3.

The amounts in this column reflect the changes in value of the SERP between December 31, 2014, December 31, 2013 and December 31, 2012 in accordance with FASB ASC Topic 715, details which are set forth in Footnote 15 to our audited consolidated financial statements contained in our Form 10-K for the year ended December 31, 2014.  Amounts for 2012, 2013 and 2014 primarily reflect changes in the applicable discount rate.

4.

Other Annual Compensation includes match and contribution amounts into our 401(k) plan in the same formula and schedule as available to all other employees and such other items imputed life insurance amounts on group term insurance in excess of the allowable $50,000, non-taxable IRS limit.  Please see the table below for further detail.

5.

Mr. Simard received a sign-on bonus of $100,000 with $50,000 payable in 2013 and the remaining $50,000 in 2014 as provided for in his employment agreement upon joining the Company.

6.

Mr. Shencavitz’s base salary was adjusted from $215,259 to $221,711 effective October 2013.  The $217,001 represents the actual blended base salary he received for the calendar year 2013.

7.

Mr. Maltz was appointed to his positions effective September 1, 2014.  This figure represents his pro-rata share of his $220,000 annualized base salary.

8.

Mr. Maltz received a sign on bonus in the amount of $25,000.

9.

Mr. Leackfeldt’s base salary was adjusted from $177,000 to $182,310 effective October 2013.   The disclosed base salary amounts represent the actual blended base salary he received for the 2013 calendar year.

10.

Mr. Dalton’s base salary was adjusted from $177,000 to $182,310 effective October 2013.  The disclosed base salary amounts represent the actual blended base salary he received for the 2013 calendar year.

11.

This amount reflects the pro-rata compensation paid through June 13, 2014, the effective date of Mr. Bonsey’s resignation.

12.

Mr. Bonsey resigned effective June 13, 2014 and did not receive any grants under the 2014-2016 Long Term Incentive Plan.

13.

Mr. Bonsey’s base salary was adjusted from $169,000 to $182,310 effective October 2013.   The disclosed base salary amounts represent the actual blended base salary he received for the 2013 and 2011 calendar years.

The NEOs also participate in certain group life, health and disability insurances and medical reimbursement plans not disclosed in the Summary Compensation Table that are generally available to all employees and do not discriminate in scope, terms and operation.  The table below provides detail on the amounts comprising the column entitled “All Other Compensation” contained in the Summary Compensation Table for 2014.

Name	Employer 401(k) Contribution Match and Contribution ($)	Club Dues ($)	Spousal Travel ($)	Auto-mobile Allow-ance ($)	Miscell-aneous[1] ($)	Imputed Life Insurance ($)	SERP ($)	Total ($)
Curtis C. Simard	10,400	1,225	997	10,000	240	540	-	23,402
Gerald Shencavitz	10, 400	-	-	-	-	3,574	3,839[2]	17,813
Richard B.Maltz[3]	-	-	-	-	-	542	-	542
Stephen M. Leackfeldt	10,005	-	-	-	-	2,440	-	12,445
Gregory W. Dalton	9,142	375	873	-	240	898	-	11,528
Michael W. Bonsey[4]	5,507	-	-	-	120	674	-	6,301

1.

This column represents amounts received by the NEO for incentives participating in our wellness program.

2.

This amount represents the applicable Medicare gross up (1.45%) amount on Mr. Shencavitz’s future SERP benefit.

3.

Mr. Maltz was appointed to his positions effective September 1, 2014.

4.

Mr. Bonsey resigned from his positions effective June 13, 2014.

We provide non-cash perquisites that do not exceed $10,000 in the aggregate for any individual and are not included in the reported figures. Benefits not disclosed in the table above are of de minimis value such as incidental service fee waivers on deposit accounts or safe deposit rental fees.

Grants of Plan-Based Awards

The following table sets forth information regarding plan-based awards granted to the NEOs during the last fiscal year under the 2014 Annual Incentive Plan.  Amounts disclosed are based on 2014 eligible salaries received by the participants.  The time-vested grants under the 2014-2015 Long Term Plan is shown under Target and the range of the possible performance award are also disclosed for each participant.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]		Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All other Stock Awards; Number of shares of Stock or units[3] (#)
Name	Plan Name	Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Curtis C. Simard	2014 Annual Plan		61,875	123,750	185,625	-	-	-	-
	2014-2016 Long-Term Plan	07/22/2014	-	-	-	1,112	2,225	3,338	2,225

Gerald Shencavitz	2014 Annual Plan		25,500	51,000	76,500	-	-	-	-
	2014-2016 Long-Term Plan	07/22/2014	-	-	-	630	1,261	1,892	1,261

Richard B. Maltz[4]	2014 Annual Plan		5,923	11,846	17,769	-	-	-	-
	2013-2015 and 2014-2016 Long-Term Plan	09/23/2014	-	-	-	371	741	1,112	741
Stephen M. Leackfeldt	2014 Annual Plan		18,200	36,400	54,600	-	-	-	-
	2014-2016 Long-Term Plan	07/22/2014	-	-	-	467	953	1,403	935
Gregory W. Dalton	2014 Annual Plan		16,625	33,250	49,875	-	-	-	-
	2014-2016 Long-Term Plan	07/22/2014	-	-	-	427	854	1,281	854

1.

The Annual Incentive Program detail in columns (c), (d), and (e) is for the calendar year ended December 31, 2014.

2.

Amounts in columns (f), (g), and (h) represent the number of performance shares payable under the Long-Term Incentive Plans.   See the following table for additional detail.

3.

Amounts in column (i) represent the number of time-vested shares granted to NEOs under the Long Term Incentive Plans

4.

Mr. Maltz was appointed to his positions with the Company effective September 1, 2014 and his participation for the 2014 time period was pro-rated.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Curtis C. Simard	-	-	-	-	-	3,788[1]	121,216	9,454[2]	302,528
Gerald Shencavitz	3,600 6,852 648	- - -	- - -	22.00 21.00 21.00	1/23/2017 12/18/2017 12/18/2017	2,090[3]	66,880	3,760[4]	120,320
Richard B. Maltz[5]	-	-	-	-	-	1,165[6]	37,280	1,748[7]	55,936
Stephen M. Leackfeldt	2,600	-	-	22.00	1/23/2017	1,556[8]	49,792	2,800[9]	89,600
Gregory W. Dalton	3,600	-	-	22.00	1/23/2017	1,475[10]	47,200	2,678[11]	85,696

1. Amounts in column (g) represent 1,523, 1,523, and 742 time-vested shares, respectively, vesting in 2015, 2016, and 2017. The amount in column (h) represents the total value of those shares at the December 31, 2014 closing price of $32.00 per share for Mr. Simard.

2. Amounts in column (i) and (j) represent the performance shares and their dollar value, respectively, if paid at Stretch for Mr. Simard.

3. Amounts in column (g) represent 836, 834, and 420 time-vested shares, respectively, vesting in 2015, 2016, and 2017.  The amount in column (h) represents the total value of those shares at $32.00 per share for Mr. Shencavitz.

4. Amounts in column (i) and (j) represent the performance shares and their dollar value, respectively if paid at Stretch for Mr. Shencavitz.

5. Mr. Maltz was appointed to his positions with the Company effective September 1, 2014.

6. Amounts in column (g) represent 105, 424, and 636 time-vested shares, respectively, vesting in 2015, 2016, and 2017.  The amount in column (h) represents the total value of those shares at $32.00 per share for Richard B. Maltz.

7. Amounts in column (i) and (j) represent the performance shares and their dollar value, respectively if paid at Stretch for Mr. Maltz.

 8. Amounts in column (g) represent 623, 621, and 312 time-vested shares, respectively, vesting in 2015, 2016, and 2017.  The amount in column (h) represents the total value of those shares at $32.00 per share for Stephen M. Leackfeldt.

9. Amounts in column (i) and (j) represent the performance shares and their dollar value, respectively if paid at Stretch for Mr. Leackfeldt.

10. Amounts in column (g) represent 596, 594, and 285 time-vested shares, respectively, vesting in 2015, 2016, and 2017.  The amount in column (h) represents the total value of those shares at $32.00 per share for Mr. Dalton.

11. Amounts in column (i) and (j) represent the performance shares and their dollar value, respectively, if paid at Stretch for Mr. Dalton.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting[1] (#)	Value Realized on Vesting[1] ($)
(a)	(b)	(c)	(d)	(e)
Curtis C. Simard	0	0	456	11,336
Gerald Shencavitz	0	0	415	10,329
Richard B. Maltz[2]	0	0	0	0
Stephen M. Leackfeldt	0	0	311	7,719
Gregory W. Dalton	0	0	311	7,719
Michael W. Bonsey[3]	0	0	297	7,388

1.

This represents the number and dollar value, respectively, of restricted vested shares issued to NEOs under the 2013-2015 Long Term Incentive Program.   These shares must be held for a minimum of one year after issue.  The number of acquired shares has been adjusted for the three-for-two split payable May 19, 2014..

2.

Mr. Maltz was appointed to his positions effective September 1, 2014.

3.

Mr. Bonsey resigned from his positions effective June 13, 2014.

Pension Benefits

The table below shows at December 31, 2014 the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under the SERP and using interest rate assumptions consistent with those used in Company financial statements. Additional information regarding the SERP benefits follows the table.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)[1]	(e)
Curtis C. Simard	N/A	-	-	-
Gerald Shencavitz	SERP	13[2]	1,339,920	-
Richard B. Maltz[3]	N/A	-	-	-
Stephen M. Leackfeldt	N/A	-	-	-
Gregory W. Dalton	N/A	-	-	-
Michael W. Bonsey[4]	N/A	-	-	-

1.

The figures shown are determined as of the plan’s measurement date during 2014 under FASB ASC Topic 715 for purposes of our audited financial statements.   For the discount rate and other assumptions used for this purpose, please refer to Note 13 in the Notes to Consolidated Financial Statements attached to the Annual Report on Form 10-K for the year ended December 31, 2014.

2.

Years of credited service are determined by the vesting schedule contained within the Plan and not years of employment with the Company.

3.

Mr. Maltz was appointed to his positions effective September 1, 2014.

4.

Mr. Bonsey resigned from his positions effective June 13, 2014.

Potential Payments upon Termination or Change in Control

We have entered into change in control agreements and maintain certain benefit plans that require us to provide compensation to executive officers in the event of a termination of employment or a change in control. The tables below set forth the amount and types of compensation payable to each executive officer upon voluntary termination without good reason, involuntary termination without cause, voluntary termination for good reason, termination for cause, death, disability, retirement, or termination after a change in control. The amounts assume a hypothetical termination of employment effective as of December 31, 2014 and include estimates of the amounts which would be paid to the executives in each specified circumstance. The actual amounts to be paid can only be determined at the time of an executive’s actual separation.  We did not summarize and quantify the estimated payments for Mr. Bonsey because he was no longer employed by us on December 31, 2014.

Payments Made Upon Voluntary Termination Without Good Reason.  Upon termination of employment with us, Messrs. Simard, Shencavitz, Dalton, Maltz and Leackfeldt would be entitled to receive amounts earned during their term of employment pursuant to our policies, programs and benefit plans as follows:

•

Salary earned through the date of termination;

•

Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of termination;

•

Any incentive earned but not yet paid for the fiscal year ending prior to the year of termination;

•

Earned but unused vacation pay if terminated prior to December 31 of any year;

•

All vested stock options unless they will be working for a competitor; and

•

Amounts contributed and vested under our 401(k) Plan.

Mr. Shencavitz would be entitled to the payments and benefits above plus:

•

Vested benefits through his date of termination payable under the SERP.

Payments Made Upon Involuntary Termination by the Company Without Cause or by the Executive for Good Reason.  Messrs. Simard, Shencavitz, Dalton, Maltz and Leackfeldt would be entitled to the payments and benefits as follows:

•

Salary earned through the date of termination;

•

Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of termination;

•

Any incentive earned but not yet paid for the fiscal year ending prior to the year of termination;

•

Earned but unused vacation pay if terminated prior to December 31 of any year;

•

All vested stock options and grants; and

•

Amounts contributed and vested under our 401(k) Plan.

Mr. Shencavitz would be entitled to the payments and benefits above plus:

•

Vested benefit amounts payable under the SERP.

Mr. Simard would also be entitled to the payments and benefits above plus:

•

Lump sum payment of two times base salary; and

•

Medical, dental, and vision benefits for 24 months.

Payments Made Upon a Termination for Cause.  Messrs. Simard, Shencavitz, Dalton, Maltz and Leackfeldt would be entitled to the payments and benefits below:

•

Salary earned through the date of termination;

•

Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of termination;

•

Earned but unused vacation pay if terminated prior to December 31 of any year;

•

Amounts contributed and vested under our 401(k) Plan;

•

All vested and unexercised stock options and grants would be forfeited; and

•

Any incentive earned but not yet paid for the fiscal year ending prior to the year of termination would be forfeited.

Mr. Shencavitz would be entitled to the payments and benefits above; however, all vested and unvested benefits under the SERP would be forfeited.

Payments Made Upon Death or Disability.  In the event of the death or disability of Messrs. Simard, Shencavitz, Dalton, Maltz or Leackfeldt each would be eligible to receive the following payments and benefits:

•

Salary earned through the date of death or disability;

•

Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of death or disability;

•

Any incentive earned but not yet paid for the fiscal year ending prior to the year of death or disability;

•

Earned but unused vacation pay in the event of death or disability through date of event;

•

All vested stock options would become exercisable by the executive, or in the case of death, by their estate;

•

Amounts contributed and vested under our 401(k) Plan; and

•

Life insurance proceeds and/or disability payments under our general benefit plans are paid to the executive or their beneficiary by a third party insurance provider pursuant to policy provisions.

Mr. Shencavitz would be entitled to the payments and benefits above plus:

•

Vested benefit amounts, as of the date of disability, would be payable under the SERP or such amounts will be payable under the SERP to his beneficiaries or estate in the event of death.

Payments Made Upon Retirement.  Mr. Simard, Shencavitz, Dalton, Maltz and Leackfeldt would be eligible for the following payments and benefits:

•

Salary earned through the date of retirement;

•

Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of retirement;

•

Any incentive earned but not yet paid for the fiscal year ending prior to the year retirement;

•

Pro-rata share of any incentive earned for the fiscal year of retirement;

•

Earned but unused vacation pay as of retirement date;

•

All vested stock options would be available for exercise; and

•

Amounts contributed and vested under our 401(k) Plan.

In addition, Mr. Shencavitz would be eligible for:

•

Vested benefit amounts payable under the SERP.

Payments and Benefits Due Upon a Change in Control.  Messrs. Simard, Shencavitz, Dalton, Maltz and Leackfeldt would be eligible for the following payments and benefits:

•

Salary earned through the date of termination;

•

Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of termination;

•

Any incentive earned but not yet paid for the fiscal year ending prior to the year in which the change of control occurs;

•

Earned but unused vacation pay as of termination date;

•

All vested stock options along with unvested options would be available for exercise;

•

Amounts contributed and vested under our 401(k) Plan;

•

12 months of base salary and specified benefits if terminated as a result of the change of control and specified health and welfare benefits for Messrs. Maltz, Leackfeldt, and  Dalton; and

•

Severance consisting of base salary and specified benefits of 24 months for Mr. Simard and 18 months for Mr. Shencavitz upon a termination (or constructive termination) within defined time limits detailed within their agreements.

Mr. Shencavitz would be eligible for:

•

Fully vested benefit amounts payable under the SERP; and

•

Tax gross up payments, if applicable.

(This space intentionally left blank)

The following table describes the potential payments to Curtis C. Simard, President and CEO, upon an assumed termination of employment or change in control as of December 31, 2014.

Payments and Benefits	Voluntary Termination Without Good Reason ($)	Involuntary Termination Without Cause[1] ($)	Voluntary Termination For Good Reason[1] ($)	Termina-tion for Cause ($)	Termina-tion Upon Death ($)	Termina-tion Upon Disability ($)	Retirement ($)	Termina-tion After a Change in Control ($)
Cash Severance Note A	-	825,000	825,000	-	0	0	0	825,000
Pro Rata Bonus/Incentive Note B	180,984	180,984	180,984	-	180,984	180,984	180,894	180,984
Stock Options/SARs Note C	-	-	-	-	-	-	-	-
Accelerated Stock Options/SARs Note D	-	-	-	-	-[2]	-[2]	-[2]	322,880
COBRA Eligible Benefits Note E	-	42,230[1]	42,230[1]	-	-	-	-	42,230
Pension Benefits/SERP Note F	-	-	-	-	-	-	-	-
Nonqualified Deferred Compensation Note G	-	-	-	-	-	-	-	-
Life Insurance Proceeds/ Disability Benefits Note H	-	-	-	-	500,000	180,000	-	-
Other Perquisites Note I	-	-	-	-	-	-	-	-
Total	180,984	1,048,214	1,048,214	-	680,984	360,984	180,894	1,371,094[3]

1.

Under certain termination circumstances leading up to or following a Change of Control, Mr. Simard may eligible for two times salary and COBRA eligible benefits.

2.

In the event of a termination of employment due to death, retirement or long term disability Mr. Simard (or his estate) would be eligible for a pro-rata share of an award from the 2013-2015 and 2014-2016 Long Term Incentive Plans.  However, payments would be calculated at the end of the performance periods and due on the same schedule as with other participants.   These amounts cannot be determined nor would they be payable as of December 31, 2014 used for this illustration purpose.

3.

Any payments due the executive in a Change in Control will be reduced to the extent necessary to ensure that no portion of such payment will be non-deductible to the Company under Code Section 280G or will be subject to excise tax imposed by Code Section 4999.

The following table describes the potential payments to Gerald Shencavitz, Executive Vice President, CFO and Treasurer of the Company and Executive Vice President, CFO, and Chief Operating Officer of BHBT, upon an assumed termination of employment or change in control as of December 31, 2014.

Payments and Benefits	Voluntary Termination Without Good Reason ($)	Involuntary Termination Without Cause[1] ($)	Voluntary Termination For Good Reason[1] ($)	Termination for Cause ($)	Termination Upon Death ($)	Termination Upon Disability ($)	Retirement ($)	Termination After a Change in Control ($)
Cash Severance Note A	-	-	-	-	-	-	-	382,500
Pro Rata Bonus/Incentive Note B	74,807	74,807	74,807	-	74,807	74,807	74,807	74,807
Stock Options/SARs Note C	118,500	118,500	118,500	-	118,500	118,500	118,500	118,500
Accelerated Stock Options/SARs Note D	-	-	-	-	-[2]	-[2]	-[2]	147,072
COBRA Eligible Benefits Note E	-	-[1]	-[1]	-	-	-	-	30,826
Pension Benefits Note F	1,339,920	1,339,920	1,339,920[3]	-	1,339,920	1,339,920	1,339,920	1,339,920
Nonqualified Deferred Compensation Note G	-	-	-	-	-	-	-	720,000
Life Insurance Proceeds/ Disability Benefits Note H	-	-	-	-	500,000	153,000	-	-
Other Perquisites Note I	-	-	-	-	-	-	-	-
Tax Gross-Up	-	-	-	-	-	-	-	373,074[4]
Total	1,533,227	1,533,227	1,533,227	-	2,033,227	1,686,227	1,533,227	3,186,699

1.

Under certain termination circumstances leading up to or following a Change of Control, Mr. Shencavitz may eligible for one and a half time salary and COBRA eligible benefits.

2.

In the event of a termination of employment due to death, retirement or long term disability Mr. Shencavitz (or his estate) would be eligible for a pro-rata share of an award from the 2013-2015 and 2014-2016 Long Term Incentive Plans.  However, payments would be calculated at the end of the performance periods and due on the same schedule as with other participants.   These amounts cannot be determined nor would they be payable as of December 31, 2014 used for this illustration purpose.

3.

If Mr. Shencavitz terminates his employment on or after his Early Retirement Date and prior to his Normal Retirement Date and within three years after a Change in Control, and if he terminates employment for Good Reason or is terminated without Cause, then the amount of his SERP benefit shall accelerate to his full vested benefit and this figure would be $2,059,920.

4.

Gross-up plus excise tax.   This gross up amount becomes $471,512, if the Company pays the excise taxes in permitted installment payments (rather than a lump sum).   The actual total excise tax with prepayment would be $143,195.  This is a grandfathered benefit for Mr. Shencavitz and will not be offered to any other existing or future Company executive.  Amounts paid under this gross-up provision would not be deductible by the Company or any successor thereto.

The following table describes the potential payments to Richard B. Maltz, Executive Vice President and Chief Risk Officer of the Company and of BHBT, upon an assumed termination of employment or change in control as of December 31, 2014.

Payments and Benefits	Voluntary Termination Without Good Reason ($)	Involuntary Termination Without Cause ($)	Voluntary Termination For Good Reason ($)	Termination for Cause ($)	Termination Upon Death ($)	Termination Upon Disability ($)	Retirement ($)	Termination After a Change in Control ($)
Cash Severance Note A	-	-	-	-	-	-	-	220,000
Pro Rata Bonus/Incentive Note B	15,785	15,785	15,785	-	15,785	15,785	15,785	15,785
Stock Options/SARs Note C	-	-	-	-	-	-	-	-
Accelerated Stock Options/SARs Note D	-	-	-	-	-[1]	-[1]	-[1]	72,192
COBRA Eligible Benefits Note E	-	-	-	-	-	-	-	18,487
Pension Benefits Note F	-	-	-	-	-	-	-	-
Nonqualified Deferred Compensation Note G	-	-	-	-	-	-	-	-
Life Insurance Proceeds/ Disability Benefits Note H	-	-	-	-	500,000	132,000	-	-
Other Perquisites Note I	-	-	-	-	-	-	-	-
Total	15,785	15,785	15,785	0	515,785	147,785	15,785	326,464

1.

In the event of a termination of employment due to death, retirement or long term disability Mr. Maltz (or his estate) would be eligible for a pro-rata share of an award from the 2013-2015 and 2014-2016 Long Term Incentive Plans.  However, payments would be calculated at the end of the performance periods and due on the same schedule as with other participants.   These amounts cannot be determined nor would they be payable as of December 31, 2014 used for this illustration purpose.

2.

Any payments due the executive in a Change in Control will be reduced to the extent necessary to ensure that no portion of such payment will be non-deductible to the Company under Code Section 280G or will be subject to excise tax imposed by Code Section 4999.

The following table describes the potential payments to Stephen M. Leackfeldt, Executive Vice President, Retail Banking and Operations of BHBT, upon an assumed termination of employment or change in control as of December 31, 2014.

Payments and Benefits	Voluntary Termination Without Good Reason ($)	Involuntary Termination Without Cause ($)	Voluntary Termination For Good Reason ($)	Termination for Cause ($)	Termination Upon Death ($)	Termination Upon Disability ($)	Retirement ($)	Termination After a Change in Control ($)
Cash Severance Note A	-	-	-	-	-	-	-	208,000
Pro Rata Bonus/Incentive Note B	45,946	45,946	45,946	-	45,946	45,946	45,946	45,946
Stock Options/SARs Note C	26,000	26,000	26,000	-	26,000	26,000	26,000	26,000
Accelerated Stock Options/SARs Note D	-	-	-	-	-[1]	-[1]	-[1]	109,504
COBRA Eligible Benefits Note E	-	-	-	-	-	-	-	7,120
Pension Benefits Note F	-	-	-	-	-	-	-	-
Nonqualified Deferred Compensation Note G	-	-	-	-	-	-	-	-
Life Insurance Proceeds/ Disability Benefits Note H	-	-	-	-	416,000	124,800	-	-
Other Perquisites Note I	-	-	-	-	-	-	-	-
Total	71,946	71,946	71,946	0	487,946	196,746	71,946	396,570[2]

1.

In the event of a termination of employment due to death, retirement or long term disability Mr. Leackfeldt (or his estate) would be eligible for a pro-rata share of an award from the 2013-2015 and 2014-2016 Long Term Incentive Plans.  However, payments would be calculated at the end of the performance periods and due on the same schedule as with other participants.   These amounts cannot be determined nor would they be payable as of December 31, 2014 used for this illustration purpose.

2.

Any payments due the executive in a Change in Control will be reduced to the extent necessary to ensure that no portion of such payment will be non-deductible to the Company under Code Section 280G or will be subject to excise tax imposed by Code Section 4999.

The following table describes the potential payments to Gregory W. Dalton, Executive Vice President, Business Banking of BHBT, upon an assumed termination of employment or change in control as of December 31, 2014.

Payments and Benefits	Voluntary Termination Without Good Reason ($)	Involuntary Termination Without Cause ($)	Voluntary Termination For Good Reason ($)	Termination for Cause ($)	Termination Upon Death ($)	Termination Upon Disability ($)	Retirement ($)	Termination After a Change in Control ($)
Cash Severance Note A	-	-	-	-	-	-	-	190,000
Pro Rata Bonus/Incentive Note B	41,168	41,168	41,168	-	41,168	41,168	41,168	41,168
Stock Options/SARs Note C	36,000	36,000	36,000	-	36,000	36,000	36,000	36,000
Accelerated Stock Options/SARs Note D	-	-	-	-	-[1]	-[1]	-[1]	104,320
COBRA Eligible Benefits Note E	-	-	-	-	-	-	-	16,403
Pension Benefits Note F	-	-	-	-	-	-	-	-
Nonqualified Deferred Compensation Note G	-	-	-	-	-	-	-	-
Life Insurance Proceeds/ Disability Benefits Note H	-	-	-	-	380,000	114,000	-	-
Other Perquisites Note I	-	-	-	-	-	-	-	-
Total	77,168	77,168	77,168	0	457,168	191,168	77,168	387,891[2]

1.

In the event of a termination of employment due to death, retirement or long term disability Mr. Dalton (or his estate) would be eligible for a pro-rata share of an award from the 2013-2015 and 2014-2016 Long Term Incentive Plans.  However, payments would be calculated at the end of the performance periods and due on the same schedule as with other participants.   These amounts cannot be determined nor would they be payable as of December 31, 2014 used for this illustration purpose.

2.

Any payments due the executive in a Change in Control will be reduced to the extent necessary to ensure that no portion of such payment will be non-deductible to the Company under Code Section 280G or will be subject to excise tax imposed by Code Section 4999.

Notes
A

Cash Severance. Severance payable to all other executives represents a payment due upon a hypothetical change in control event and their subsequent termination under the terms of their agreements 24 months of severance would have been payable to Mr. Simard if his employment was terminated by us for any reason other than cause, death, disability, or retirement as defined in his written CEO Employment Agreement. Mr. Shencavitz’s payment stream under his severance agreement would be for 18 months.  Payments disclosed represent 12 months of salary for each of Maltz, Leackfeldt and Dalton.

B

Bonus. The amount disclosed above represents the bonus/incentive amounts due for 2014 but not yet paid, to each executive on December 31, 2014.   These amounts were paid in February 2015.  The amount of incentive payments earned for the fiscal year 2014 has also been disclosed in the “Summary Compensation Table.”

C

Stock Options/SARs. The closing per share price on the NYSE MKT exchange for our common stock on December 31, 2014 was $32.00. All options for participants are either completely vested or of no value when measured against the $32.00 closing per share price on December 31, 2014.  Disclosed amounts would have been realized if the executive actually exercised the vested options in the manner provided for by the Company’s stock option plan and award agreement at the December 31, 2014 market price.  In the event of a termination of employment, the executive (or the executive’s estate in the event of death) would have had the right to exercise vested stock options for a set period as specified under the plan document. All executives would have forfeited the right to exercise vested or unvested options if they had been terminated for cause.

D

Stock Options/SARs Accelerated.   Figures on this line item represent the value of unvested stock options/SARs in the event of acceleration due to a change of control event occurring on December 31, 2014.   Performance Shares were calculated at Target for purposes of this Table.

E

COBRA Eligible Benefits. The amount disclosed represents the cost of continued health, dental, and vision coverage for a period of 24 months for Simard, 18 months for Shencavitz, and 12 months for Maltz, Dalton and Leackfeldt.

F

Pension Benefits/SERP. Amounts disclosed represent vested amounts as of December 31, 2014, payable to Shencavitz (or his beneficiary/estate) over the 20-year benefit period provided for under our plan document. Amounts disclosed under Change in Control for Mr. Shencavitz represents the full vesting of his benefit under the program to be paid over the same 20-year period. Amounts disclosed do not reflect vested balances for each executive as part of our 401(k) plan under which participation is generally available to all employees. We carry a term life insurance policy on Mr. Shencavitz in the amount of $1,200,000 to help defray costs of this pension benefit should he die while employed by us, but prior to full recognition of required accounting entries.

G	Nonqualified Deferred Compensation Plan. No NEO participated under a Nonqualified Deferred Compensation Plan as of December 31, 2014 with the exception of the SERP set forth in Note F.

H

Life Insurance Proceeds/Disability Benefits. Amounts represent benefits payable by a third-party insurer (UNUM) to the designated executives or their beneficiaries under our life and disability programs. These life and disability insurance programs were generally available to all of our employees.  The disability amount quoted represents a 12 month, paid benefit with a cap of $15,000 per month.   Total benefits due would be dependent upon the severity, the length of a disability, and insurance policy interpretation.

I	Other Perquisites. Not applicable to the Company.

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COMPENSATION OF DIRECTORS

Independent Directors of the Company, BHBT and BHTS were paid by a combination of fees for meetings attended supplemented by quarterly stipends. A fee of $500 was paid to Board members for each meeting of the Company and its subsidiary company boards attended and each committee meeting attended. Members of the Board received $500 when the Company and the BHBT held joint meetings. The Board compensated the Chairperson (or the Vice Chairperson in his stead) for attendance at any Committee meeting even though they are not a voting member on all committees through September 30, 2014.   Beginning October 1, 2014, the Chairperson (or the Vice Chairperson in their stead) was compensated at one-half of the meeting fee for attendance at committee meetings of which they were not a voting member.  The fee paid for attendance at the Company’s Annual Meeting was $500 per member. Audit Committee members received $600 for each Audit Committee meeting they attended. In addition, each Director, with the exception of the Chairperson of the Board, Vice Chairperson of the Board and the Chairpersons of the Audit Committee, Governance Committee and the Compensation Committee, received a quarterly stipend of $1,500, which increased to $2,000 as of October 1, 2014. The Board Chairperson received a quarterly stipend of $3,500, which increased to $4,500 as of October 1, 2014, the Vice Chairman received a quarterly stipend of $2,500, which increased to $3,000 as of October 1, 2014, and the Chairpersons of the Audit, Governance, and Compensation Committees each received a $2,000 stipend per quarter through September 30, 2014, which increased to $3,000, $2,500 and $2,500, respectively, as of October 1, 2014.

	January through September Quarterly Stipend (Annualized)	October through December Quarterly Stipend (Annualized)	November, 2014 Stock Grant	Meeting Fees
Chairman of the Board	$ 3,500 ($14,000)	$ 4,500 ($18,000)	Shares up to a market value of $8,000	$500 for Board, Executive, Governance, and Compensation $300 for Audit $250 for Trust and Loan
Vice Chairman of the Board	$ 2,500 ($10,000)	$ 3,000 ($12,000)	Shares up to a market value of $8,000
Audit Chair	$ 2,000 ($ 8,000)	$ 3,000 ($ 12,000)	Shares up to a market value of $8,000
Governance Chair	$ 2,000 ($ 8,000)	$ 2,500 ($ 10,000)	Shares up to a market value of $8,000
Compensation Chair	$ 2,000 ($ 8,000)	$ 2,500 ($ 10,000)	Shares up to a market value of $8,000
All other Directors	$ 1,500 ($ 6,000)	$ 2,000 ($ 8,000)	Shares up to a market value of $8,000
Audit Committee Attendance				$600 (no change)
All other meetings and Annual Meeting				$500 (no change)

We review a comparative summary of director compensation annually prepared by PM&P.   PM&P recommended that the Board consider including equity compensation as part of its compensation mix on an ongoing basis. In November 2014, each independent director was awarded 265 restricted shares of our common stock under the 2009 Plan.  This grant was made in lieu of an increase in the cash portion of their fees and as part of an overall market adjustment in director compensation.   These restricted share certificates are fully vested, but held in the our possession, and may not be sold, transferred or gifted by directors until three months after they leave the service of the Board.

2014 Director Compensation

The following table details the total compensation paid to directors from the Company, BHBT and BHTS during the 2014 fiscal year.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Restricted Stock Awards[1] ($) (c)	All Other Compensation ($) (g)	Total ($) (h)
Peter Dodge	40,800	7,977	-	48,777
Thomas A. Colwell	23,500	7,977	500	31,977
Matthew L. Caras	13,700	7,977	-	21,677
Robert C. Carter	20,000	7,977	-	27,977
Martha T. Dudman	21,900	7,977	-	29,877
Lauri E. Fernald	19,400	7,977	-	27,377
Gregg S. Hannah	20,900	7,977	-	28,877
Clyde S. Lewis	20,000	7,977	-	27,977
Joseph M. Murphy	24,000	7,977	-	31,977
Robert M. Phillips	8,834	-	-	8,834
Constance C. Shea	22,000	7,977	-	29,977
Curtis C. Simard	-	-	-	0
Kenneth E. Smith[2]	26,000	7,977	500	34,477
Scott C. Toothaker	22,800	7,977	-	30,777
David B. Woodside	21,300	7,977	-	29,277
Totals	305,134	103,701	1,000	409,835

1.

Represents the value of 265 restricted shares granted on November 18, 2014 to each independent director as part of their compensation calculated at the closing price on the day of the grant.

2.

Director Kenneth E. Smith deferred a portion of his compensation under a Non-Qualified Deferred Compensation arrangement. This deferred arrangement is funded entirely by the director and the funds are invested and remain in the name of the Company until the director withdraws them upon his resignation, retirement, or termination from Board membership.  Director Smith assumes the investment risk on these funds and holds the status of an unsecured creditor of the Company for the payment of these deferred fees at a future date.

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VOTING SECURTIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 10, 2015 by: (i) each person or entity known by us to own beneficially more than 5% of the outstanding common stock calculated on the outstanding shares on March 10, 2015; (ii) each current director and nominee for election to the Board; (iii) our NEOs; and (iv) all executive officers and directors as a group.  We had 5,958,521 shares of common stock outstanding as of March 10, 2015.

The information provided is based on our records and on information furnished by the persons listed. We are not aware of any arrangement that could at a subsequent date result in a change in control of the Company.

Name of Beneficial Owners	Title of Class	Amount of Beneficial Ownership[1]	Footnotes	Percent of Class

5% or more beneficial owners
None

Directors/Nominees:
Matthew L. Caras	Common	4,421	-	*
Robert C. Carter	Common	6,082	[2,11,12]	*
Thomas A. Colwell	Common	9,431	[3,11]	*
Peter Dodge	Common	10,372	[4,11]	*
Martha T. Dudman	Common	6,709	[11]	*
Lauri E. Fernald	Common	4,169	[11]	*
Gregg S. Hannah	Common	2,482	[11,13]	*
Daina H. Hill (Nominee)	Common	-	-	*
Clyde H. Lewis	Common	11,297	[5,11]	*
Joseph M. Murphy	Common	95,303	[6,11,14,17]	1.6
Constance C. Shea	Common	4,731	[7,11]	*
Curtis C. Simard (Director and NEO)	Common	4,963	[11,17]	*
Kenneth E. Smith	Common	5,163	[8,11]	*
Scott G. Toothaker	Common	4,732	[9,11]	*
David B. Woodside	Common	4,433	[10,11]	*

NEOs:
Gerald Shencavitz	Common	19,206	[17]	*
Richard Maltz	Common	-	[15,17]	*
Stephen M. Leackfeldt	Common	4,978	[17]	*
Gregory W. Dalton	Common	9,470	[17]	*
Michael W. Bonsey	Common	12,861	[16,17]	*
Total Ownership of all directors, NEOs, and specified Trust shares of the Company as a group 20 persons		267,003	[18]	4.48%

1.

The number of shares beneficially owned by the persons set forth above is determined under the rules of Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of common stock if he or she directly or indirectly has or shares, (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated

shares. All individual holdings amounting to less than 1% of issued and outstanding common stock are marked with an (*).

2.

Includes 2,250 shares over which voting and dispositive powers are shared jointly with Mr. Carter’s spouse.

3.

Includes 6,750 shares over which voting and dispositive powers are shared jointly with Mr. Colwell’s spouse.

4.

Includes 2,250 shares over which voting and dispositive powers are shared jointly with Mr. Dodge’s spouse

5.

Includes 9,177 shares over which voting and dispositive powers are shared jointly with Mr. Lewis’ spouse.

6.

Includes 30,902 shares over which voting and dispositive powers are shared jointly with Mr. Murphy’s spouse.

7.

Includes 3,749 shares over which voting and dispositive powers are shared jointly with Mrs. Shea’s spouse.

8.

Includes 3,377 shares over which voting and dispositive powers are shared jointly with Mr. Smith’s spouse.

9.

Includes 801 shares owned by Mr. Toothaker’s children and 2,000 shares over which voting and dispositive powers are shared with Mr. Toothaker’s spouse.

10.

Includes 3,380 shares over which voting and dispositive powers are shared jointly with Mr. Woodside’s spouse.

11.

Ownership figures for directors include 500 director-qualifying shares owned by each person indicated.

12.

Director Carter will not stand for re-election under age restrictions in our Bylaws.

13.

Director Hannah will not stand for re-election under age restrictions in our Bylaws.

14.

Director Murphy will not stand for re-election under age restrictions in our Bylaws.

15.

Mr. Maltz was appointed to his positions with the Company effective September 1, 2014

16.

Mr. Bonsey resigned his positions effective June 13, 2014.

17.

The table above includes (a) shares that Mr. Murphy as a former CEO and the executives own directly, (b) shares over which NEOs have voting power of fully vested shares under the Company’s 401(k) Plan, (c) stock options for common stock granted pursuant to the Company’s equity incentive plan which are exercisable within 60 days of the Record Date, and (d) time-vested shares to be issued to the executives within 60 days under the 2013-2015 Long-term incentive plan.  These ownership positions are set forth in the table below:

Name	Direct (a)	401(k) Plan (b)	Exercisable Options (c)	Time-Vested Restricted Shares (d)
Curtis C. Simard	4,052	130	0	781
Gerald Shencavitz	582	7,109	11,100	415
Richard Maltz	-	-	-	-
Stephen M. Leackfeldt	2,067	-	2,600	311
Gregory W. Dalton	424	5,135	3,600	311
Joseph M. Murphy	47,199	48,104	-	-
Michael W. Bonsey	8,589	4,272	-	-

18.

Total beneficial ownership includes 46,200 (0.78%) shares of common stock held by two trusts, which, for purposes of voting, are allocated equally among the directors present at the Annual Meeting under the terms of the respective trust instruments. No director has any other beneficial interest in these shares. These trusts are denominated for purposes of this proxy statement as the "Parker Trust" and the "The Fred & Hattie Lynam Private Foundation" formerly known as the Lynam Trust.

The Parker Trust was established in 1955 in perpetuity. BHTS, the Company’s second tier non-depository trust services company located in Ellsworth, Maine, is the sole Trustee, with full powers, of this trust benefiting the Mt. Heights Cemetery in Southwest Harbor, Maine.

The Fred & Hattie Lynam Private Foundation, formerly known as the Lynam Trust, was established in 1942 in perpetuity to benefit Mount Desert Island charities and later expanded to provide scholarships to graduates of Mount Desert Island High School. BHTS is the sole Trustee, with full powers, and administers the trust with the assistance of an established Grant and Scholarship Committee made up of members of the Board and community representatives.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively “Section 16 Persons”) to file initial reports of ownership and reports of changes of ownership with the SEC and the NYSE MKT.  Section 16 Persons are required by the Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of such reports provided to us and written representations, all reports were filed timely as required except for:

•

On February 12, 2014, a late Form 4 was filed to report a purchase of 200 shares by Mr. Clyde Lewis on February 6, 2014.

•

On February 10, 2015, a Form 5 was filed to report a purchase of 2,000 shares by Mr. Clyde Lewis on May 29, 2014.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

We administer related party transactions (if any) under our Related Party Transaction Policy, which addresses compliance to NYSE MKT Rule 120 and Item 404 (a) of Regulation S-K. This policy provides for Audit Committee oversight of related party transactions that exceed a de minimis lifetime income statement impact of $25,000 (except for loan transactions, which for the Company and its subsidiaries are administered pursuant to Federal Regulation O, as described more fully below).  Any transactions that qualify under this policy are reviewed by the Audit Committee (or another acceptable Board Committee, or the full Board) for pre-approval.  Other than the Somesville Lease described below, and loans offered in the ordinary course of business and approved by the BHBT Board, we had no related party transactions. The Related Party Transaction Policy is approved annually by the Board and administered by management of BHBT.

We have entered into a long-term lease for our BHBT branch located in Somesville, Maine, effective February 1, 2006 (the “Somesville Lease”). The Somesville Lease has interim renewals of five years and the present term runs through 2016.  During each subsequent lease year the base rent is increased using a formula tied to certain changes in the consumer price index. During 2014, the lease payments totaled $81,665 and the Company estimates that an approximately $85,500 will be due under the terms of the lease through its renewal date of June, 2016.  In addition to base rent, BHBT is responsible to pay as “additional rent” certain defined real estate taxes as well as certain operating expenses, and other costs, charges, and expenses associated with the premises. The “Landlord” under the Somesville Lease is A.C. Fernald Sons Inc., a Maine corporation. Mr. Robert B. Fernald of Mount Desert, Maine, is a shareholder, director, and officer of A. C. Fernald Sons Inc. and is the father of Company director Lauri E. Fernald. Lauri E. Fernald does not own any stock or hold any corporate office or other position with A.C. Fernald Sons Inc. and has no direct or indirect interest in the Somesville Lease other than her familial relationship with Mr. Robert B. Fernald.

Except as set forth above and with regard to “Indebtedness of Management” described below, none of the director-nominees or NEOs of the Company or of any of its subsidiaries engaged during 2014 in any transaction with the Company or any of its subsidiaries, in which the amount involved exceeded $120,000.

Indebtedness of Management

BHBT offers to its directors, officers, principal shareholders and employees, and to businesses owned and/or controlled by those persons (collectively “insiders”), commercial and consumer loans in the ordinary course of its business.

All loans made by the Company and its subsidiaries to insiders are regulated by the Company’s federal and state regulators under federal Regulation O (“Reg. O”). Reg. O sets forth various practices and reporting requirements for loans to insiders. In addition, the Sarbanes-Oxley Act of 2002 permits banks and bank holding companies to extend credit to their directors and officers provided that such extensions of credit are (a) made or provided in the ordinary course of the consumer credit business of such issuer; (b) of a type that is generally made available to such issuer to the public; and (c) made by such issuer on market terms, or terms that are no more favorable than those offered by the issuer. Further, NYSE MKT rules provide that related party transactions must be subject to appropriate review and oversight by the Company’s Audit Committee or a comparable body of the Board.

As of December 31, 2014, the outstanding loans by BHBT to our director-nominees and NEOs amount to an aggregate of approximately $4,222,871 with a maximum availability limit of $6,138,809.  They are offered under the same terms and conditions available to non-insiders, including but not limited to those terms and conditions related to the requirements for approval, the interest rates charged, the required repayment terms, and the required collateral. Further, BHBT may, from time to time at the discretion of management, provide interest rate discounts, fee waivers or other pricing inducements to qualified employees and directors when doing so accomplishes or furthers an objective of BHBT and/or the Company. No such programs are made available only to insiders. The terms and conditions of all loans, including those to insiders, and the process by which they are approved, is fully documented in BHBT’s written Loan Policy. The Loan Policy is approved annually by the Board and administered by management of BHBT. Loans to insiders may not contain a higher level of risk, nor be offered with terms and conditions more favorable, than loans to non-insiders with equivalent financial profiles (except for the favorable pricing programs previously described).  We believe that all extensions of credit to our insiders and executive officers satisfy the foregoing conditions.  No extensions of credit transactions have involved more than normal risk of collectability or presented other unfavorable features.

OTHER MATTERS

Code of Ethics

The Board has adopted a Code of Ethics that applies to all employees, officers, and directors. The Code covers compliance with law; fair and honest dealings with the Company, with competitors, and with others; fair and honest disclosure to the public; and procedures for compliance with the Code. Shareholders can review the Code of Ethics on the website located at www.bhbt.com.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website at the internet address set forth above. We have not amended or granted any waivers of a provision of our Code of Ethics during 2014.

Financial Statements

ENCLOSED WITH THIS PROXY MAILING TO SHAREHOLDERS IS A COPY OF THE COMPANY’S 2014 SUMMARY ANNUAL REPORT AND A COPY OF THE ANNUAL REPORT TO THE SEC ON FORM 10-K.   THE FORM 10-K INCLUDES CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES FOR THE LAST FISCAL YEAR IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.  UPON WRITTEN REQUEST, SHAREHOLDERS MAY ALSO OBTAIN THE MOST RECENT ANNUAL DISCLOSURE STATEMENT THAT CONTAINS FINANCIAL INFORMATION COVERING THE LAST TWO YEARS.

Any request for a copy of the Annual Disclosure Statement must contain a representation that the person making the request was a beneficial owner of Common Stock on March 24, 2015, which is the Record Date for this proxy solicitation. Requests should be addressed to: Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, ME 04609.

Nominations by Shareholders and Other Shareholder Proposals

Our Bylaws provide that we will consider nominees for election to the Board recommended by shareholders if made in the same manner provided for under our Bylaws with regard to typical shareholder proposals. These procedures require in part, that to be timely, a shareholder’s notice shall be delivered to the Clerk at our principal executive offices no later than the close of business of the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s Annual Meeting. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected): (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal, and the class and number of shares of our capital stock beneficially owned by such other shareholders; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, and (ii) the class and number of shares of our common stock, which are owned beneficially and of record by such shareholder and such beneficial owner. Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in our proxy statement and form of proxy for the 2016 Annual Meeting of Shareholders must be received by us no later than December 9, 2015.   Any such proposal must also comply with the requirement as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy.

Proposals should be addressed to Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, ME  04609. If the Governance Committee determines that any shareholder proposal (including a nomination for election of a director) was not made in a timely fashion or that information provided in the notice does not fulfill the information requirements set forth above in any material respects, such proposal shall not be presented for action at the Annual Meeting for which it is proposed. If a shareholder should propose a candidate, the Governance Committee would evaluate that candidate on the basis of the criteria noted above.

Communication with Board of Directors

Our shareholders and other interested persons who want to communicate with the Board, any individual director, the non-management directors as a group or any other group of directors, can write to:

Peter Dodge, Chairman of the Board

c/o Marsha C. Sawyer, Clerk

Bar Harbor Bankshares

82 Main Street

Bar Harbor, ME 04609

Written communications addressed to the Board received by us from shareholders will be shared with the full Board no later than the next regularly scheduled Board meeting.

Other Business

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this proxy statement. If any other business, matter, or proposal shall properly come before the Annual Meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the Board.

By Order of the Board of Directors

/s/ Marsha C. Sawyer

Marsha C. Sawyer, Clerk

APPENDIX A

REPORT OF THE AUDIT COMMITTEE

March 9, 2015

To the Board of Directors of Bar Harbor Bankshares:

In accordance with the Audit Committee Charter, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board.    Management is responsible for preparing the financial statements and for designing and implementing the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles.  The independent registered public accounting firm is responsible for expressing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles.   The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for 2014.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by professional standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board ( “PCAOB” ) regarding the independent accountant’s communications with the Audit Committee concerning independence.  The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence and concluded that the auditors are independent.

The Audit Committee reviewed and discussed with the independent registered public accounting firm any other matters required to be discussed by PCAOB Auditing Standards No 16, Communications with Audit Committees, including without limitation, the auditors’ evaluation of the quality of the Company’s financial reporting, information relating to significant unusual transactions and the business rationale for such transactions, and evaluation of the Company’s ability to continue as a going concern.

During 2014, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter.   In addition, based on the reports and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements of the Company for 2014 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Each of the members of the Audit Committee is independent as defined under the listing standards of NYSE MKT as of December 31, 2014.

The Board of Directors has determined that the Company has at least one “audit committee financial expert” serving on its Audit Committee. Mr. Scott G. Toothaker, CPA, meets the criteria for an “audit committee financial expert” and is “independent” within the meaning of the rules adopted by the NYSE MKT pursuant to the Sarbanes-Oxley Act of 2002.

Respectfully submitted by the members of the Audit Committee of the Board:

Scott G. Toothaker, Chair        Matthew L. Caras      Lauri E. Fernald

Martha T. Dudman                   Gregg S. Hannah       David B. Woodside

APPENDIX B

BAR HARBOR BANKSHARES AND SUBSIDIARIES

EQUITY INCENTIVE PLAN OF 2015

Section 1

Purpose

.  The purpose of this Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2015 (the “Plan”) is to advance the interests of the Company and its shareholders by enhancing the Company’s ability to attract, retain, and motivate certain persons who make (or are expected to make) important contributions to the Company by providing such persons with an opportunity to benefit from the increases in value of the stock of the Company through the grant of certain Awards, as defined herein, and thereby better aligning the interests of such persons with those of the Company’s shareholders.

Section 2

Definitions

.

“Affiliate” means an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Committee.

“Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, or cash.

“Award Agreement” means the written agreement, in such written, electronic, or other form as determined by the Committee, between the Company and a Participant that evidences and sets forth the terms and conditions of an Award and is inclusive of an Option Agreement, a Restricted Stock Award Agreement, and a Restricted Stock Unit Agreement.  Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means a conviction by a court of competent jurisdiction of a felony involving dishonesty or fraud on the part of the Participant in his/her relationship with the Company or an Affiliate.

“Change in Control” means the occurrence of any one of the following events:

(a)

Any person, including a group (as such term is used in Section 13(d) of the 1934 Act), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, other than as a result of an issuance of securities initiated by the Company in the ordinary course of its business; or

(b)

The Company is party to a Business Combination unless, following consummation of the Business Combination, more than fifty percent (50%) of the outstanding voting securities of the resulting entity are beneficially owned, directly or indirectly, by the holders of the Company’s outstanding voting securities immediately prior to the Business Combination in substantially the same proportions as those existing immediately prior to the Business Combination.

For purposes of this Plan, a “Business Combination” means any cash tender or exchange offer, merger or other business combination, sale of stock, or sale of all or substantially all of the assets, or any combination of the foregoing transactions.

For purposes of this Plan, a Change in Control shall exclude any internal corporate change, reorganization, or other such event, which occurred prior to or may occur following the Effective Date of this Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee of the Board described in Section 3.1 of the Plan.

“Company” means Bar Harbor Bankshares and any successors thereto.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated.  A Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in capacity in which the Participant renders services to the Company or an Affiliate.  The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any approved leave of absence including sick leave, military leave, or any other personal leave.

“Covered Employee” means a covered employee as defined in Section 162(m)(3) of the Code.

“Director” means a non-Employee member of the Board.

“Disability” shall mean a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees.

“Effective Date” means May 19, 2015, subject to approval of the Plan by the Company’s shareholders on such date, the Plan having been approved by the Board on May 19, 2015.

“Employee” means any natural person employed by the Company or any Affiliate.  Mere service as a Director shall not constitute employment for purposes of the Plan.

“Exchange” means any national or regional securities exchange or automated quotation system on which the Stock may from time to time be listed, quoted, or traded.

“Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, the closing price of a Share on the Exchange on which Shares are then trading, if any (or as reported on any composite index which includes such principal Exchange), on such date, or if Shares were not traded on such date, then on the next preceding date on which a trade occurred, or (ii) if Stock of the Company is not publicly traded on an Exchange, the value of a Share as determined by the Committee in good faith by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.

“Good Reason” shall mean the occurrence of one or more of the following events without the consent of the Participant:

(a)

a material diminution in the Participant’s annual base salary;

(b)

a material diminution in the Participant’s authority, duties, or responsibilities;

(c)

a requirement that the Participant report to a corporate officer or employee instead of reporting directly to the Board;

(d)

a material diminution in the budget over which the Participant retains authority;

(e)

a material change in the geographic location at which the Participant must perform services; or

(f)

any other action or inaction that constitutes a material breach by the Company of any agreement under which the Participant provides services.

In order for a termination of Continuous Service to occur for Good Reason, (1) the termination must occur within two (2) years following the initial existence of the event constituting Good Reason; (2) the Participant must provide notice to the Company no later than ninety (90) days after the date of the initial occurrence of the condition or conditions alleged to give rise to Good Reason; and (3) the Participant must provide the Company a period of at least thirty (30) days during which the Company may remedy the condition or conditions alleged to give rise to Good Reason.

“Grant Date” means the date as of which the Committee approves the grant of an Award.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means an option to purchase one or more Shares at a specified exercise price granted to a Participant pursuant to Section 6 of the Plan.  An Option may be an Incentive Stock Option or a Nonstatutory Stock Option.

“Option Agreement” means a written agreement, in such written, electronic, or other form as determined by the Committee, between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

“Optionholder” means a Participant to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an Option.

“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.  A Participant is inclusive of an Optionholder.

“Performance-Based Award” means an Award made subject to the achievement of performance goals (as provided in Section 10) over a Performance Period specified by the Committee.

“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” (within the meaning of Code Section 162(m)) paid to Covered Employees.  Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for Performance-Based Compensation does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

“Performance Measures” means measures as specified in Section 10 on which the performance goal or goals under Performance-Based Awards are based and which are approved by the Company’s shareholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance-Based Awards as Performance-Based Compensation.

“Performance Period” means the period of time during or over which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

“Plan” means this Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2015, as amended from time to time.

“Prior Plan” means the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009, as amended from time to time.

“Restricted Stock” means Shares granted to a Participant pursuant to Section 7 of the Plan.

“Restricted Stock Award Agreement” means a written agreement, in such written, electronic, or other form as determined by the Committee, between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.  Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

“Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one (1) Share granted to a Participant pursuant to Section 9 of the Plan which may be settled, subject to the terms and conditions of the applicable Award Agreement, in Shares, cash, or a combination thereof.

“Restricted Stock Unit Agreement” means a written agreement, in such written, electronic, or other form as determined by the Committee, between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Unit grant.  Each Restricted Stock Unit Agreement shall be subject to the terms and conditions of the Plan.

“Shares” means shares of Stock.  If there has been an adjustment or substitution pursuant to Section 14 of the Plan, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 14 of the Plan.

“Stock” means the common stock of the Company, par value $2.00, and such other securities of the Company as may be substituted for Stock pursuant to Section 14 of the Plan.

“Stock Appreciation Right” means a right granted to a Participant pursuant to Section 8 of the Plan which may be settled, subject to the terms and conditions of the applicable Award Agreement, in Shares, cash, or a combination thereof.

“Ten Percent Shareholder” means a natural person who owns more than ten percent (10%) of the total combined voting power of all classes of voting stock of the Company, the Company’s parent (if any), or any of the Company’s Subsidiaries.  In determining stock ownership, the attribution rules of Section 424(d) of the Code shall apply.

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

Section 3

Administration of the Plan

.

3.1

Administration Generally

.  The Plan shall be administered by a Committee of at least two (2) directors appointed by the Board or, at the discretion of the Board from time to time and as permitted by applicable law, the Plan may be administered by the Board.  Each member of the Committee shall be (a) a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the 1934 Act), (b) an “outside director” (within the meaning of Code Section 162(m) and the regulations thereunder), and (c) an independent director in accordance with the rules of any Exchange on which the Stock is listed, quoted, or traded.  The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.  The Board may reserve for itself any or all of the authority and responsibility of the Committee under the Plan and, subject to applicable law, may act as administrator of the Plan for any and all purposes.  To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 3.1) shall include the Board.  To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

3.2

Action and Interpretations by the Committee

.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines, and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate.  The Committee’s interpretation of the Plan, any Award, and any

Award Agreement and all decisions and determinations by the Committee with respect to the Plan, any Award, and any Award Agreement shall be final, binding, and conclusive on all parties.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

3.3

Authority of Committee

.  Except as provided below, the Committee has the exclusive power, authority, and discretion to:

(a)

Determine which of the persons eligible under the Plan shall be granted Awards; how and when each Award shall be granted; what type or combination of types of Awards shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Stock, cash, or a combination thereof pursuant to an Award; and the number of Shares with respect to which an Award shall be granted to each person;

(b)

Construe and interpret the Plan, any Award, and any Award Agreement, and to establish, amend, and revoke rules and regulations for its administration.  The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c)

Amend the Plan, any Award, or any Award Agreement as provided in Section 15; and

(d)

Exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

3.4

Award Agreements

.  Each Award shall be evidenced by an Award Agreement.  Each Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

Section 4

Shares Subject to the Plan

.

4.1

Share Limit.  Subject to the provisions in Section 14 relating to adjustments upon changes in the Stock of the Company, the maximum number of Shares that may be issued pursuant to Awards shall not exceed, in the aggregate, two hundred eighty thousand (280,000) Shares.  Such Shares may be authorized and unissued Shares, treasury Shares, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee.  Any of the Shares reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the Shares reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

4.2

Share Usage.  Shares covered by an Award shall be counted as used as of the Grant Date for purposes of calculating the number of Shares available for issuance under Section 4.1 and shall be counted against the Share limit set forth in Section 4.1 as one (1) Share for every one (1) Share subject to an Award.  If any Award shall for any reason expire or otherwise terminate or be settled in cash in lieu of Shares, in whole or in part, without having been exercised or settled in full, the Shares not acquired under such Award shall revert to and again become available for issuance under the Plan.  Notwithstanding the foregoing, the number of Shares available for issuance under the Plan will not be increased by the number of Shares (i) tendered, withheld, or subject to an Award granted under the Plan surrendered in connection with the purchase of Shares upon exercise of an Option, (ii) that were not issued upon the net settlement or net exercise of a Stock-settled Stock Appreciation Right granted under the Plan, (iii) deducted or delivered from payment of an Award granted under the Plan in connection with the Company’s tax withholding obligations as provided in Section 13.3, or (iv) purchased by the Company with proceeds from Option exercises.

4.3

Individual Limits.

(a)

The maximum number of Shares that can be granted to an Employee or a Director pursuant to Awards under the Plan during a calendar year is twenty thousand (20,000).

(b)

The maximum amount that may be paid as a cash-denominated Performance-Based Award (whether or not cash-settled) for a Performance Period of twelve (12) months or less to an Employee or a Director shall be one million dollars ($1,000,000), and the maximum amount that may be paid as a cash-denominated Performance-Based Award (whether or not cash-settled) for a Performance Period of greater than twelve (12) months to an Employee or a Director shall be one million dollars ($1,000,000).

Section 5

Eligibility for Awards

.  Awards other than Incentive Stock Options may be granted under the Plan to Employees and Directors.  Incentive Stock Options may only be granted to Employees of the Company or a subsidiary (within the meaning of Code Section 424(f)).

Section 6

Option Provisions

.  The Committee may grant Options pursuant to the Plan.  Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate.  All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the Grant Date, and, if certificates are issued, a separate certificate or certificates will be issued for the Shares purchased on exercise of each type of Option.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)

Term.  No Option shall be exercisable after the expiration of ten (10) years from the Grant Date.

(b)

Exercise Price.  The per Share exercise price of each Option shall not be less than one hundred percent (100%) of the Fair Market Value of one (1) Share on the Grant Date; provided, however, in the event that a Participant is a Ten Percent Shareholder, the per Share exercise price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) Share on the Grant Date.

(c)

Consideration.  The exercise price of an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option), by delivery to the Company of other Stock of the Company, or according to a deferred payment arrangement with the Optionholder, which arrangement shall charge an adequate rate of interest based on the applicable federal rate.

(d)

Transferability.  An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the forgoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Committee, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e)

Vesting Generally.  The total number of Shares subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate.  The vesting provisions of individual Options may vary.  The provisions of this

Section 6(e) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised.

(f)

Termination of Continuous Service.  Unless otherwise provided in the Option Agreement, in the event an Optionholder’s Continuous Service terminates (other than on account of the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent such Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination of the Optionholder’s Continuous Service, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall automatically terminate.

(g)

Disability of Optionholder.  Unless otherwise provided in the Option Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent such Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date twelve (12) months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination of the Optionholder’s Continuous Service, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall automatically terminate.

(h)

Death of Optionholder.  Unless otherwise provided in the Option Agreement, in the event (a) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (b) the Optionholder dies within the period (if any) specified in the Option Agreement during which the Optionholder may exercise his or her Option after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by a person designated to exercise the Option upon the Optionholder’s death pursuant to Section 6(d), but only within the period ending on the earlier of (a) the date eighteen (18) months following the Optionholder’s date of death (or such longer or shorter period specified in the Option Agreement) or (b) the expiration of the term of such Option as set forth in the Option Agreement.  If, after the Optionholder’s death, the Option is not exercised within the time specified in the Award Agreement, the Option shall automatically terminate.

(i)

Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which an Incentive Stock Option is exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company) exceeds one hundred thousand dollars ($100,000), all of the Incentive Stock Option or the portion thereof which exceeds such limit (according to the order in which the Incentive Stock Option was granted) shall be treated as a Nonstatutory Stock Option.

Section 7

Restricted Stock

.

7.1

Restricted Stock

.  The Committee may grant Restricted Stock pursuant to the Plan.  Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate (including, but not limited to, whether the Participant has the right to vote the Restricted Stock).  The terms and conditions applicable to Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, but each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)

Restricted Stock shall be subject to a vesting schedule to be determined by the Committee.

(b)

In the event a Participant’s Continuous Service terminates before all or a portion of the Restricted Stock vests, the unvested Restricted Stock shall be forfeited by the Participant without consideration.

(c)

The Participant may not transfer Restricted Stock prior to the applicable vesting date.

(d)

The Participant shall not receive dividends on the Restricted Stock prior to the applicable vesting date.

7.2

Delivery of Restricted Stock

.  Unless otherwise held in a trust and registered in the name of the trustee, reasonably promptly after the Grant Date of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom the Restricted Stock was granted, evidencing such Shares.  Each such stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms, and conditions (including forfeiture provisions and restrictions against transfer) contained in the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2015 and agreement entered into between the registered owner of such shares and Bar Harbor Bankshares or its Affiliates.  A copy of the Plan and agreement are on file in the office of the Clerk of Bar Harbor Bankshares.”

Such legend shall not be removed until the Participant’s Restricted Stock vests pursuant to the terms of the Plan and the Restricted Stock Award Agreement.  Each certificate issued pursuant to this Section 7.2, in connection with an Award of Restricted Stock, shall be held by the Company or its Affiliates, unless the Committee determines otherwise.

Section 8

Stock Appreciation Rights

.  The Committee may grant Stock Appreciation Rights pursuant to the Plan.  Such Stock Appreciation Rights shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.  Such Award Agreement shall comply with, and be subject to, the following terms and conditions:

(a)

No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the Grant Date.

(b)

A Participant shall exercise Stock Appreciation Rights, if at all, by giving written notice of such exercise to the Company.  The date upon which such written notice is received by the Company shall be the exercise date for the Stock Appreciation Rights.

(c)

Each Stock Appreciation Right shall entitle a Participant to the following amount of appreciation — the excess of the Fair Market Value of a Share on the exercise date over the Fair Market Value of a Share on the Grant Date.  The total appreciation available to a Participant from any exercise of Stock Appreciation Rights shall be equal to the number of Stock Appreciation Rights being exercised, multiplied by the amount of appreciation per Stock Appreciation Right determined under the preceding sentence.

(d)

In the discretion of the Committee, the total appreciation available to a Participant from an exercise of Stock Appreciation Rights may be paid to the Participant in the discretion of the Committee in Stock, in cash, with a Company note, or any combination of the foregoing.  If paid in cash or with a Company note, the amount thereof shall be the amount of appreciation determined under Section 8(c), above.  If paid in Stock, the number of Shares that shall be issued pursuant to the exercise of Stock Appreciation Rights shall be determined by dividing the amount of appreciation determined under Section 8(c), above, by the Fair Market

Value of a Share on the exercise date of the Stock Appreciation Rights; provided, however, that no fractional shares shall be issued upon the exercise of Stock Appreciation Rights, unless otherwise approved by the Committee.

(e)

A Stock Appreciation Right shall be transferable to the extent provided in the Award Agreement.  If the Stock Appreciation Right does not provide for transferability, then the Stock Appreciation Right shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.  Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Stock Appreciation Right.

(f)

The total number of Stock Appreciation Rights may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate.  The vesting provisions of individual Stock Appreciation Rights may vary.

(g)

In the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Stock Appreciation Rights (to the extent such Participant was entitled to exercise such Stock Appreciation Rights as of the date of termination) but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Participant’s Continuous Service, or (b) the expiration of the term of the Stock Appreciation Rights as set forth in the Award Agreement.  If, after termination of the Participant’s Continuous Service, the Participant does not exercise his or her Stock Appreciation Rights within the time specified in the Award Agreement, the Stock Appreciation Rights shall terminate.

(h)

In the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Stock Appreciation Rights (to the extent such Participant was entitled to exercise such Stock Appreciation Rights as of the date of termination) but only within such period of time ending on the earlier of (a) the date twelve (12) months following the termination of the Participant’s Continuous Service, or (b) the expiration of the term of the Stock Appreciation Rights as set forth in the Award Agreement.  If, after termination, the Participant does not exercise his or her Stock Appreciation Rights within the time specified in the Award Agreement, the Stock Appreciation Rights shall terminate.

(i)

In the event (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Stock Appreciation Rights may be exercised (to the extent the Participant was entitled to exercise such Stock Appreciation Rights as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Stock Appreciation Rights by bequest or inheritance, or by a person designated to exercise the Stock Appreciation Rights upon the death of the Participant pursuant to Section 8(e), but only within the period ending on the earlier of (a) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (b) the expiration of the term of such Stock Appreciation Rights as set forth in the Award Agreement.  If, after death, the Stock Appreciation Rights are not exercised within the time specified herein, the Stock Appreciation Rights shall terminate.

Section 9

Restricted Stock Units

.  The Committee may grant Restricted Stock Units pursuant to the Plan.  Each Restricted Stock Unit Agreement shall contain such terms and conditions as the Committee shall deem appropriate.  The terms and conditions applicable to Restricted Stock Unit Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Agreements need not be identical, but each Restricted Stock Unit Agreement shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(a)

Restricted Stock Units shall be subject to a vesting schedule to be determined by the Committee.

(b)

In the event a Participant’s Continuous Service terminates before all or a portion of the Restricted Stock Units vest, the unvested Restricted Stock Units shall be forfeited by the Participant without consideration.

(c)

The Participant may not transfer Restricted Stock Units prior to the applicable vesting date.

(d)

Upon vesting, Restricted Stock Units will be settled, subject to the terms and conditions of the applicable Award Agreement, in Shares, cash, or a combination thereof, as soon as administratively feasible but in no event later than two and one half (2 ½) months following the close of the calendar year during which the Restricted Stock Units vest in accordance with Section 409A of the Code.

Section 10

Performance-Based Awards.

  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards in such amounts and upon such terms as the Committee shall determine.  The terms and conditions applicable to Performance-Based Awards may change from time to time, and the terms and conditions of separate Award Agreements need not be identical, but each Award Agreement for Performance-Based Awards shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(a)

Each grant of a Performance-Based Award shall have an initial cash value or an actual or target number of Shares that is established by the Committee as of the Grant Date.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of Shares subject to a Performance-Based Award that will be paid out to the holder thereof.

(b)

After the applicable Performance Period has ended, the holder of a Performance-Based Award shall be entitled to receive a payout of the value earned under such Performance-Based Award by such Participant over such Performance Period.  Payment of the value earned under Performance-Based Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement.  Subject to the terms of the Plan, the Committee, in its sole discretion, (i) may pay the value earned under Performance-Based Awards in the form of cash, Shares, other Awards, or a combination thereof, including Shares and/or Awards that are subject to any restrictions deemed appropriate by the Committee, and (ii) shall pay the value earned under Performance-Based Awards at the close of the applicable Performance Period, or as soon as administratively feasible after the Committee has determined that the performance goal or goals relating thereto have been achieved but in no event later than two and one half (2 ½) months following the close of the calendar year in which such Performance Period ends.

(c)

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Covered Employee should constitute Performance-Based Compensation for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Performance-Based Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 10.

(d)

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 10.  Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any single performance goal or of two (2) or more performance goals.  Performance goals may differ for Performance-Based Awards granted to any one Participant or to different Participants.  Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) ninety (90) days after the beginning of any Performance Period applicable to such Performance-Based Award, and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Performance-Based Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

(e)

The performance goals upon which the vesting or payment of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment (including pro forma adjustments): (i) net earnings or net income; (ii) operating earnings; (iii) pretax earnings; (iv) earnings per share; (v) share price, including growth measures and total shareholder return; (vi) earnings before interest and taxes; (vii) earnings before interest, taxes, depreciation, and/or amortization; (viii) earnings before interest, taxes, depreciation, and/or amortization as adjusted to exclude any one or more of the following: (A) Stock-based compensation expense, (B) income from discontinued operations, (C) gain on cancellation of debt, (D) debt extinguishment and related costs, (E) restructuring, separation, and/or integration charges and costs, (F) reorganization and/or recapitalization charges and costs, (G) impairment charges, (H) merger-related events, (I) gain or less related to investments, (J) sales and use tax settlement, and (K) gain on non-monetary transactions; (ix) sales or revenue growth or targets, whether in general or by type of product, service, or customer; (x) gross or operating margins; (xi) return measures, including return on assets, capital, investment, equity, sales, or revenue; (xii) cash flow, including (A) operating cash flow, (B) free cash flow, defined as earnings before interest, taxes, depreciation, and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (viii above) less capital expenditures, (C) levered free cash flow, defined as free cash flow less interest expense, (D) cash flow return on equity, and (E) cash flow return on investment; (xiii) productivity ratios; (xiv) costs, reductions in cost, and cost control measures; (xv) expense targets; (xvi) market or market segment share or penetration; (xvii) financial ratios as provided in credit agreements of the Company and its Affiliates; (xviii) working capital targets; (xix) completion of acquisitions or divestitures of businesses, companies, or assets; and (xx) any combination of the foregoing.

(f)

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company and Affiliates as a whole, (ii) the Company, Affiliates, or any combination thereof, or (iii) any one or more business units or operating segments of the Company and/or any Affiliate, in each case as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate.  The Committee shall also have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 10.

(g)

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (i) asset write-downs; (ii) litigation or claims, judgments, or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization or restructuring events or programs; (v) extraordinary, non-core, non-operating, or non-recurring items; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; (viii) impact of shares of Stock purchased through share repurchase programs; (ix) tax valuation allowance reversals; (x) impairment expense; and (xi) environmental expense.  To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(h)

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.  In the event that applicable laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m).  In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 10(e).

Section 11

Covenants of the Company

.  During the term of the Awards, the Company shall keep available at all times the number of Shares required to satisfy such Awards.

Section 12

Use of Proceeds from Stock

.  Proceeds from the sale of Stock pursuant to Awards shall constitute general funds of the Company.

Section 13

Miscellaneous

.

13.1

Shareholder Rights

.  Unless otherwise provided in an Award Agreement, no Participant shall be deemed to be the holder of, or to have any rights of a holder with respect to, any Shares subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms as determined by the Committee.

13.2

No Employment or Other Service Rights

.  Nothing in the Plan, any Award, or any Award Agreement shall confer upon any Participant any right to continue to serve the Company or any Affiliate in any capacity or shall affect the right of the Company or any Affiliate to terminate (i) the employment of an Employee, with or without notice and with or without Cause, or (ii) the service of a Director pursuant to the bylaws of the Company (or of the applicable Affiliate) and applicable provisions of the Maine Business Corporation Act, as amended from time to time.

13.3

Withholding Obligations

.  To the extent provided by the terms of an Award Agreement, the Participant may, in the discretion of the Committee, satisfy any federal, state, or local tax withholding obligation relating to the exercise, vesting, or acquisition of cash and/or Stock under an Award by any one of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold cash from the cash otherwise payable to the Participant as a result of the exercise or vesting of an Award, (iii) delivering to the Company owned and unencumbered Shares; or (iv) another procedure as set forth in an applicable Award Agreement.

Section 14

Adjustments Upon Changes in Stock

.

14.1

Capitalization Adjustments

.  If any change is made in, or other event occurs with respect to, the Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the maximum number of Shares subject to the Plan pursuant to Section 4, and the outstanding Awards will be appropriately adjusted in the number of Shares and price per Share subject to such outstanding Awards.  The Committee shall make such adjustments, and its determination shall be final, binding, and conclusive.

14.2

Dissolution or Liquidation

.  In the event of a dissolution or liquidation of the Company, other than a Change in Control, then all outstanding Awards shall terminate immediately prior to the completion of such liquidation or dissolution.

14.3

Other Transactions

.  In the event of a Change in Control or a merger, consolidation, or similar transaction where the Company is the surviving corporation but the Shares of the Company are converted or exchanged into other property by virtue of the transaction (each of the foregoing referred to as a “Transaction”), any surviving corporation or acquiring corporation shall assume any and all Awards outstanding under the Plan or may substitute similar stock awards for Awards outstanding under the Plan (it being understood that similar stock awards include awards to acquire the same consideration paid to the shareholders or the Company, as the case may be, pursuant to the Transaction).  In the event the Participant’s Continuous Service terminates without Cause (other than as a result of Disability) or for Good Reason and the Participant’s termination of Continuous Service occurs in anticipation of or after a Change in Control, the vesting of such Participant’s Awards (and, if applicable, the time during which Awards may be exercised) shall be accelerated in full to the later of (a) a date prior to the consummation of the Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is five (5) days prior to the consummation of the Change in Control) and (b) the date of the Participant’s termination of Continuous Service.  The Participant’s termination of Continuous Service shall be deemed to be in anticipation of a Change in Control if it occurs within the twelve (12) month period prior to the occurrence of the Change in Control.

Section 15

Amendment of the Plan and Awards

.

15.1

Amendment of the Plan

.  The Committee, at any time and from time to time, may amend the Plan.  However, except as provided in Section 14 relating to adjustments upon changes in Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code or applicable Exchange listing requirements.

15.2

Shareholder Approval.

  The Committee may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

15.3

Contemplated Amendments

.  It is expressly contemplated that the Committee may amend the Plan in any respect the Committee deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

15.4

No Impairment of Rights

.  Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

15.5

Amendment of Awards

.  The Committee, at any time and from time to time, may amend the terms of any one or more outstanding Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Options and/or Stock Appreciation Rights may not be amended to reduce the exercise price of outstanding Options and/or Stock Appreciation Rights or cancel outstanding Options and/or Stock Appreciation Rights in exchange for cash, other awards or Options and/or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options and/or Stock Appreciation Rights without shareholder approval.

Section 16

Termination or Suspension of the Plan

.  The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.  Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.

Section 17

Effective Date of the Plan

.  The Plan shall become effective as of the Effective Date.

Section 18

Fractional Shares

.  No fractional Shares shall be issued, and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

Section 19

Government and Other Regulations

.

(a)

Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)

Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing, or qualification of the Shares covered by an Award upon any Exchange or under any federal, state, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered, or received pursuant to such Award unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Committee.  Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.  The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled.  The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation, or requirement.

(c)

Notwithstanding any other provision of the Plan, any Awards or payments to a Participant by the Company, whether pursuant to this Plan or otherwise, are subject to and conditioned upon their compliance with applicable provisions of the Federal Deposit Insurance Act and any regulations promulgated thereunder.

Section 20

Indemnification

.  To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 21

No Limitations on Company Rights

.  The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.  The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume Awards, other than under the Plan, to or with respect to any person.  If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

Section 22

Choice of Law

.  The laws of the State of Maine shall govern all questions concerning the construction, validity, and interpretation of this Plan, without regard to conflicts of laws rules.

Section 23

Section 409A Compliance

.  This Plan is intended to comply with the provisions of Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A.  Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Participant’s “separation from service” (within the meaning of Section 409A of the Code and the regulations promulgated thereunder) will instead be paid on the first payroll date after the six (6)-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier).  Neither the Company, any Affiliate, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company, any Affiliate, the Board, nor the Committee will have any liability to any Participant or other person for such tax or penalty.

* * *

To record adoption of the Plan by the Board as of March 17, 2015 and approval of the Plan by the Company’s shareholders as of May 19, 2015, the Company has caused its authorized officer to execute the Plan.

BAR HARBOR BANKSHARES

By:
Name:
Title:

APPENDIX C
ARTICLES OF AMENDMENT

Filing Fee $50.00
DOMESTIC
BUSINESS CORPORATION

STATE OF MAINE

ARTICLES OF AMENDMENT
Deputy Secretary of State

A True Copy When Attested By Signature
Bar Harbor Bankshares
(Name of Corporation)
Deputy Secretary of State

Pursuant to 13-C MRSA §1006, the undersigned corporation executes and delivers the following Articles of Amendment:

FIRST:	The text of the amendment or the information required by 13-C MRSA §121.10.E as set forth in Exhibit A attached, was adopted on (date) .

The amendment was duly approved as follows: (“X” one box only.)

☐ by the incorporators – shareholder approval was not required OR
☐ by the board of directors – shareholder approval was not required OR
☐ by the shareholders in the manner required by this Act and by the articles of incorporation.

SECOND:

If the amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are set forth in Exhibit or as follows:

THIRD:	The effective date of the articles of amendment (if other than the date of filing of the articles of amendment) is .

DATED	*By
(signature of any duly authorized person)

(type or print name and capacity)

*	This document MUST be signed by any duly authorized officer OR the clerk. (13-C MRSA §121.5)

Please remit your payment made payable to the Maine Secretary of State.

SUBMIT COMPLETED FORMS TO:	CORPORATE EXAMINING SECTION, SECRETARY OF STATE,
101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101

FORM NO. MBCA-9 (1 of 1) Rev. 8/1/2004	TEL. (207) 624-7752

EXHIBIT A

ARTICLES OF AMENDMENT OF BAR HARBOR BANKSHARES

The FIFTH Article of the Articles of Incorporation, as amended, of the Corporation, is hereby amended by replacing paragraph (a) of said FIFTH Article with the following:

“(a)  Common Stock.  The corporation shall have the authority to issue 20,000,000 shares of common stock, par value $2.00 per share.”

BAR HARBOR BANKSHARES

82 Main Street

Bar Harbor, ME  04609

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter Dodge, Martha T. Dudman, and David B. Woodside as the undersigned’s true and lawful proxies, each with power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of the Company held of record by the undersigned as of close of business on March 24, 2015 at the Annual Meeting of Shareholders to be held on May 19, 2015 or at any adjournment thereof.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE (X)

ELECTION OF DIRECTORS

1.

To elect twelve (12) persons to serve as Directors for a term of one year.

Matthew L. Caras	Clyde H. Lewis
Thomas A. Colwell	Constance C. Shea
Peter Dodge	Curtis C. Simard
Martha T. Dudman	Kenneth E. Smith
Lauri E. Fernald	Scott G. Toothaker
Daina H. Hill	David B. Woodside

(   )   For all nominees

(   )  Withhold Authority for all nominees

(   )  For all except:_____________________________________________

OTHER BUSINESS:

2.

To approve a non-binding, advisory resolution on the compensation of the Named Executive Officers of the Company (“Say on Pay”).

(   ) For      (   ) Against     (   ) Abstain

3.

To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

(   ) For      (   ) Against     (   ) Abstain

4.

To approve the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2015.

(   ) For      (   ) Against     (   ) Abstain

5.

To approve an amendment to the Company’s Articles of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance from 10,000,000 shares to

20,000,000 shares.

(   ) For      (   ) Against     (   ) Abstain

6.

To transact such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted on behalf of the undersigned shareholder in the manner directed herein. If no direction is given, this proxy will be voted in favor of Items 2, 3, 4 and 5, for the nominees listed in Item 1, and in accordance with the recommendation of the Board with respect to any other matters which may come before the Meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.

SIGNATURE __________________  DATE _____________

SIGNATURE __________________  DATE  _____________

NOTE:

Please sign exactly as name appears above. Only one joint tenant needs sign. When signing as attorney,

executor,  administrator, trustee, or guardian, or in any representative capacity, please give full title.